Exhibit 3.1

ARTICLES OF AMENDMENT

OF

WASHINGTON MUTUAL, INC.

(Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock)

Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation:

FIRST: The name of the Company is Washington Mutual, Inc.

SECOND: 500 shares of the authorized preferred stock of the Company are hereby designated “Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock”.

The preferences, limitations, voting powers and relative rights of the Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock are as follows:

DESIGNATION

Section 1.                                Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock” (the “Series M Preferred Stock”). The number of shares constituting such series shall be 500. The Series M Preferred Stock shall have no par value per share and the liquidation preference of the Series M Preferred Stock shall be $1,000,000.00 per share. Shares of the Series M Preferred Stock shall be issued if and only if a Conditional Exchange occurs.

Section 2.                                Ranking.

The Series M Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Company’s Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock (the “Series I Preferred Stock”), the Company’s Series J Perpetual Non-cumulative Fixed Rate Preferred Stock (the “Series J Preferred Stock”), the Company’s Series K Perpetual Non-Cumulative Floating Rate Preferred Stock (the “Series K Preferred Stock”), the Company’s Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock (the “Series L Preferred Stock”) and with each other class or series of preferred stock established after the Designation Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series M Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class of capital stock outstanding or established after the Designation Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series M Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or series of Junior Securities and Parity Securities without the consent of the holders of the Series M Preferred Stock.

Section 3.                                   Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a)                                    “3-Month USD LIBOR” means, with respect to any Dividend Period, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the first day of such Dividend Period, which appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Dividend Period. If on any LIBOR Determination Date no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, the Company or an affiliate of the Company on behalf of the Company will on such LIBOR Determination Date request four major reference banks in the London interbank market selected by the Company to provide the Company with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the first day of such Dividend Period, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, 3-Month USD LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations as calculated by the Company. If fewer than two quotations are provided, 3-Month USD LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted as of approximately 11:00 am., New York time, on the first day of such Dividend Period by three major banks in New York City, New York selected by the Company for loans in U.S. dollars to leading European banks, for a three-month period commencing on the first day of such Dividend Period and in a principal amount of not less than $1,000,000.

(b)                                   “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.

(c)                                    “Common Stock” has the meaning set forth in Section 2.

(d)                                   “Company” means Washington Mutual, Inc., a Washington corporation.

(e)                                    “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the term remaining to the Dividend Payment Date in June 2012 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of perpetual preferred securities having similar terms as the Series M Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of the issuer of such preferred stock.

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(f)                                      “Comparable Treasury Price” means with respect to any Redemption Date the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(g)                                   “Conditional Exchange” means the automatic exchange of the Trust Securities into depositary shares representing an interest in the Series M Preferred Stock which occurs upon the written direction of the OTS upon or after the occurrence of an Exchange Event.

(h)                                   “Delaware Preferred Securities” means the Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Securities, Series 2007-A, liquidation preference $1,000 per security, issued or to be issued by Washington Mutual Preferred Funding LLC, a Delaware limited liability company.

(i)                                       “Designation Date” means May 24, 2007.

(j)                                       “Dividend Payment Date” has the meaning set forth in Section 4(b).

(k)                                    “Dividend Period” has the meaning set forth in Section 4(b).

(l)                                       “Exchange Event” means the occurrence of any one of the following at a time as the Trust Securities are issued and outstanding:

(i)                                                 WMB becomes undercapitalized under the Prompt Corrective Action Regulations;

(ii)                                              WMB is placed into conservatorship or receivership; or

(iii)                                           the OTS, in its sole discretion, directs an exchange of the Trust Securities into depositary shares representing an interest in the Series M Preferred Stock in anticipation of WMB becoming undercapitalized under the Prompt Corrective Action Regulations or of the OTS taking any supervisory action that limits the payment of dividends by WMB.

(m)                                 “Five-Year Date” means the Dividend Payment Date in June 2012, and the Dividend Payment Date of each fifth succeeding year (i.e., June 2017, June 2022, etc.) assuming in each case that the Series M Preferred Stock has been issued.

(n)                                   “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

(o)                                   “Junior Securities” has the meaning set forth in Section 2.

(p)                                   “LIBOR Business Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(q)                                   “LIBOR Determination Date” means, as to each Dividend Period, the date that is two LIBOR Business Days prior to the first day of such Dividend Period.

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(r)                                      “OTS” means the Office of Thrift Supervision or any successor regulatory entity.

(s)                                    “Parity Securities” has the meaning set forth in Section 2.

(t)                                      “Primary Treasury Dealer” has the meaning set forth in Section 3(y).

(u)                                   “Prompt Corrective Action Regulation” means 12 C.F.R. Part 565 as in effect from time to time, or any successor regulation.

(v)                                   “Rating Agencies” means, at any time, Standard & Poor’s Rating Services, a Division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc., but only in the case of each such agency if it is rating the relevant security, including the Delaware Preferred Securities at the relevant time or, if none of them is providing a rating for the relevant security, including the Delaware Preferred Securities at such time, then any “nationally recognized statistical rating organization” as that phrase is defined for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, which is rating such relevant security.

(w)                                 A “Rating Agency Event” occurs when the Company reasonably determines that an amendment, clarification or change has occurred in the equity criteria for securities such as the Delaware Preferred Securities of any Rating Agency that then publishes a rating for the Company which amendment, clarification or change results in a lower equity credit for the Company than the respective equity credit assigned by such Rating Agency to the Delaware Preferred Securities on the Designation Date.

(x)                                     “Redemption Date” means any date that is designated by the Company in a notice of redemption delivered pursuant to Section 7.

(y)                                   “Reference Treasury Dealer” means each of the three primary U.S. government securities dealers (each, a “Primary Treasury Dealer”), as specified by the Company; provided that if any Primary Treasury Dealer as specified by the Company ceases to be a Primary Treasury Dealer, the Company will substitute for such Primary Treasury Dealer another Primary Treasury Dealer and if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

(z)                                     “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(aa)                              A “Regulatory Capital Event” occurs when the Company determines, based upon receipt of an opinion of counsel, that there is a significant risk that the Delaware Preferred Securities will no longer constitute core capital of WMB for purposes of the capital adequacy regulations issued by the OTS as a result of a change in applicable laws, regulations or related interpretations after issuance of the Delaware Preferred Securities.

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(bb)                            “Reuters Screen LIBOR01 Page” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates comparable to the London Interbank Offered rate for U.S. dollar deposits).

(cc)                               “Series I Preferred Stock” has the meaning set forth in Section 2.

(dd)                             “Series J Preferred Stock” has the meaning set forth in Section 2.

(ee)                               “Series K Preferred Stock” has the meaning set forth in Section 2.

(ff)                                   “Series L Preferred Stock” has the meaning set forth in Section 2.

(gg)                             “Series M Preferred Stock” has the meaning set forth in Section 1.

(hh)                            “Treasury Rate” means the rate per year equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the relevant Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the relevant Redemption Date.

(ii)                                    “Trust Securities” means the Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities, liquidation preference $100,000 per security, issued by Washington Mutual Preferred Funding Trust III, a Delaware statutory trust.

(jj)                                    “Voting Parity Securities” has the meaning set forth in Section 8(b).

(kk)                              “WMB” means Washington Mutual Bank, a federal savings association and a subsidiary of the Company, or its successor.

Section 4.                                   Dividends.

(a)                                    Holders of shares of Series M Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(c), and no more.

(b)                                   Subject to Section 4(a), dividends shall be payable in arrears on March 15, June 15, September 15 and December 15 of each year commencing on the first such day after the issuance of the Series M Preferred Stock or, in each case, if any such day is not a Business Day, the next Business Day (each, a “Dividend Payment Date”). Each dividend will be payable to holders of record as they appear on the stock books of the Company on the first day of the month in which the relevant Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month. Each period from and including a Dividend Payment Date (or the date of the Issuance of the Series M Preferred Stock) to but excluding the following Dividend Payment Date (or the Redemption Date) is herein referred to as “Dividend Period”, except that, if the Series M Preferred Stock is outstanding on June 15, 2012, the Dividend Period ending in June 2012 shall be to but excluding June 15, 2012 (whether or not a Business Day) and the Dividend Period ending in September 2012 shall commence on June 15, 2012 (whether or not a Business Day).

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(c)                                    If the date of Issuance of the Series M Preferred Stock is prior to the day immediately preceding June 15, 2012, or if June 15, 2012 is not a Business Day, the first Business Day after June 15, 2012, then from such date of issuance to but not including June 15, 2012 (whether or not a Business Day); dividends, if, when and as declared by the Board of Directors, will be, for each outstanding share of Series M Preferred Stock, at an annual rate of 6.895% on the per share liquidation preference of the Series M Preferred Stock. From the later of the (i) June 15, 2012 and (ii) the date of issuance of the Series M Preferred Stock, dividends, if, when and as declared by the Board of Directors, will be, for each outstanding share of Series M Preferred Stock, at an annual rate on the per share liquidation preference of the Series M Preferred Stock equal to 3-Month USD LIBOR for the related Dividend Period plus 1.755%. Dividends payable for any Dividend Period greater or less than a full Dividend Period will be computed on the basis of twelve 30-day months, a 360-day year, and the actual number of days elapsed in the period if such Dividend Period ends in or prior to June 2012; thereafter dividends payable for any period greater or less than a full dividend period will be computed on the basis of the actual number of days in the relevant period divided by 360. No interest will be paid on any dividend payment of the Series M Preferred Stock.

(d)                                   Dividends on the Series M Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series M Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the Series M Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Company will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series M Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(e)                                    If full dividends on all outstanding shares of the Series M Preferred Stock for any Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its equity capital securities during the next succeeding Dividend Period, except dividends in connection with the Series RP Preferred Stock or other shareholders’ rights plan, if any, or dividends in connection with benefit plans.

Section 5.                                   Liquidation.

(a)                                    In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of Series M Preferred Stock at the time outstanding shall be entitled to receive liquidating distributions in the amount of $1,000,000 per share of Series M Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon for the current Dividend Period to and including the date of such liquidation, out of assets legally available for distribution to its shareholders, before any distribution of assets is made to the holders of Common Stock or any securities ranking junior to the Series M Preferred Stock. After payment of the full amount of such liquidating distributions, the holders of Series M Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Company.

(b)                                   In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series M Preferred Stock and the corresponding

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amounts payable on any other Securities of equal ranking, the holders of Series M Preferred Stock and the holders of such other securities of equal ranking shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Section 6.                                   Maturity. The Series M Preferred Stock shall be perpetual unless redeemed by the Company in accordance with Section 7.

Section 7.                                   Redemptions.

(a)                                    The Series M Preferred Stock shall not be redeemable at the option of the holders at any time.

(b)                                   The Series M Preferred Stock shall be redeemable at the option of the Company in any of the following circumstances:

(i)                                                 in whole but not in part, prior to the Dividend Payment Date in June, 2012 upon the occurrence of a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to the sum of:

(A)                  the greater of:

(1)                       $1,000,000 per share of Series M Preferred Stock and

(2)                       The sum of the present value of $1,000,000 per share of Series M Preferred Stock, discounted from the Dividend Payment Date in June, 2012 to the redemption date, and the present values of all undeclared dividends for each Dividend Period from the redemption date to and including the Dividend Payment Date in June, 2012 discounted from their applicable Dividend Payment Dates to the redemption date, in each case on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as calculated by an Independent Investment Banker, plus 0.50%; plus

(B)                    any declared but unpaid dividends to the redemption date;

(ii)                                              in whole but not in part, on any Dividend Payment Date prior to the Dividend Payment Date in June, 2012 for any reason other than the occurrence of a Rating Agency Event or a Regulatory Capital Event, at a cash redemption price equal to:

(A)                  the greater of:

(1)                       $1,000,000 per share of Series M Preferred Stock, or

(2)                       the sum of the present value of $1,000,000 per share of Series M Preferred Stock discounted from the Dividend Payment Date in June, 2012 to the redemption date, and the present values of all undeclared dividends for the Dividend Periods from the redemption date to and including the Dividend Payment Date in June, 2012, discounted from their applicable Dividend Payment Dates to the redemption date, in each case

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on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as calculated by an Independent Investment Banker, plus 0.35%; plus

(B)                    any declared but unpaid dividends to the redemption date;

(iii)                                           in whole but not in part, on any Dividend Payment Date after the Dividend Payment Date in June, 2012 that is not a Five-Year Date, upon the occurrence of a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to $1,000,000 per share of Series M Preferred Stock, plus any declared and unpaid dividends to the redemption date;

(iv)                                          in whole or in part, on each Dividend Payment Date that is a Five-Year Date, at a cash redemption price of $1,000,000 per share of Series M Preferred Stock, plus any declared and unpaid dividends to the redemption date; and

(v)                                             in whole but not in part, on any Dividend Payment Date after the Dividend Payment Date In June, 2012 that is not a Five-Year Date for any reason other than the occurrence of a Rating Agency Event or a Regulatory Capital Event, at a cash redemption price equal to:

(A)                  the greater of:

(1)                       $1,000,000 per share of Series M Preferred Stock, or

(2)                       the sum of the present value of $1,000,000 per share of Series M Preferred Stock, discounted from the next succeeding Five-Year Date to the redemption date, and the present values of all undeclared dividends for the Dividend Periods from the redemption date to and including the next succeeding Five-Year Date, discounted from their applicable Dividend Payment Dates to the redemption date, in each case on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the 3-month USD LIBOR Rate applicable to the Dividend Period immediately preceding such redemption date (which 3-month USD LIBOR Rate will also, for the purposes of calculating such redemption price, be the rate used in calculating the amount for each undeclared dividend), as calculated by an Independent Investment Banker; plus

(B)                    any declared but unpaid dividends to the redemption date;

In each case, without accumulation of any undeclared dividends with respect to Dividend Payment Dates prior to the redemption date.

(c)                                    Dividends will cease to accrue on the Series M Preferred Stock called for redemption on and as of the date fixed for redemption and such Series M Preferred Stock will be deemed to cease to be outstanding, provided that the redemption price, including any authorized and declared but unpaid dividends for the current Dividend Period, if any, to the date fixed for redemption, has been duly paid or provision has been made for such payment.

(d)                                   In the case of any redemption under this Section 7, notice shall be mailed to each holder of record of the Series M Preferred Stock, not less than 30 nor more than 60 days prior to the Redemption Date specified in such notice; provided, however, that a longer minimum notice may be agreed to by the Company, including in a deposit agreement relating to

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depositary shares representing interests in the Series M Preferred Stock. The notice of redemption shall include a statement of (i) the redemption date, (ii) the redemption price, and (iii) the number of shares to be redeemed.

(e)                            Any shares of Series M Preferred Stock redeemed pursuant to this Section 7 or otherwise acquired by the Company in any manner whatsoever shall become authorized but unissued preferred shares of the Company but such preferred shares shall not under any circumstances be reissued as Series M Preferred Shares. The Company shall from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series M Preferred Stock accordingly.

Section 8.                                   Voting Rights.

(a)                                    Holders of the Series M Preferred Stock will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 8.

(b)                                   Holders of the Series M Preferred Stock will in the circumstances to the extent set forth in this Section 8(b), have the right to elect two directors.

(i)                                                 If after the issuance of the Series M Preferred Stock the Company fails to pay, or declare and set aside for payment, full dividends on the Series M Preferred Stock or any other class or series of Parity Securities having similar voting rights (“Voting Parity Securities”) for six Dividend Periods or their equivalent, the authorized number of the Company’s directors will be increased by two. Subject to compliance with any requirement for regulatory approval of, or non-objection to, persons serving as directors, the holders of Series M Preferred Stock, voting together as a single and separate class with the holders of any outstanding Voting Parity Securities, will have the right to elect two directors in addition to the directors then in office at the Company’s next annual meeting of shareholders. This right will continue at each subsequent annual meeting until the Company pays dividends in full on the Series M Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and pays or declares and sets aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the redemption of all Series M Preferred Stock.

(ii)                                              The term of such additional directors will terminate, and the total number of directors will be decreased by two, at such time as the Company pays dividends in full on the Series M Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and declares and pays or sets aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the redemption of all Series M Preferred Stock. After the term of such additional directors terminates, the holders of the Series M Preferred Stock will not be entitled to elect additional directors unless full dividends on the Series M Preferred Stock have again not been paid or declared and set aside for payment for six future Dividend Periods.

(iii)                                           Any additional director elected by the holders of the Series M Preferred Stock and the Voting Parity Securities may only be removed by the vote of the holders of record of the outstanding Series M Preferred Stock and Voting Parity Securities, voting together as a single and separate class, at a meeting of the Company shareholders called for that purpose. Any vacancy created by the removal of any such director may be filled only by the

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vote of the holders of the outstanding Series M Preferred Stock and Voting Parity Securities, voting together as a single and separate class.

(c)                                    So long as any shares of Series M Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of Series M Preferred Stock at the time outstanding, voting as a class with all other classes and series of Parity Securities upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law:

(i)                                               any amendment, alteration or repeal of any provision of the Company’s Amended and Restated Articles of Incorporation (including the Articles of Amendment creating the Series M Preferred Stock) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series M Preferred Stock so as to affect them adversely;

(ii)                                            any amendment or alteration of the Company’s Amended and Restated Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series M Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii)                                         the consummation of a binding share exchange or reclassification involving the Series M Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series M Preferred Stock will have no right to vote under this provision or under §23B.11.035 of the Revised Code of Washington or otherwise under Washington law if in each case (x) the Series M Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series M Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series M Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series M Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series M Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series M Preferred stock and, notwithstanding §23B.10.040(1)(a), (e) or (f) of the Revised Code of Washington or any other provision of Washington law, holders of Series M Preferred Stock will have no right to vote on such an increase, creation or issuance.

(d)                                   If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series M Preferred Stock for this

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purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Section 9.                                   Certificates. The Company may at its option issue the Series M Preferred Stock without certificates.

THIRD: This amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: The date of this amendment’s adoption is May 23, 2007.

FIFTH: This amendment to the Amended and Restated Articles of Incorporation was duly adopted by the Board of Directors of the Company.

SIXTH: No shareholder action was required.

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EXECUTED this 23rd day of May, 2007.

WASHINGTON MUTUAL, INC.

By:	/s/ Peter Freilinger
Name:	Peter Freilinger
Title:	SVP

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ARTICLES OF AMENDMENT

OF

WASHINGTON MUTUAL, INC.

(Series K Perpetual Non-Cumulative Floating Rate Preferred Stock)

Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: The name of the Company is Washington Mutual, Inc.

SECOND: 500 shares of the authorized Preferred Stock of the Company are hereby designated “Series K Perpetual Non-Cumulative Floating Rate Preferred Stock”.

The preferences, limitations, voting powers and relative rights of the Series K Perpetual Non-Cumulative Floating Rate Preferred Stock are as follows:

DESIGNATION

Section 1.  Designation.    There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series K Perpetual Non-Cumulative Floating Rate Preferred Stock” (the “Series K Preferred Stock”). The number of shares constituting such series shall be 500. The Series K Preferred Stock shall have no par value per share and the liquidation preference of the Series K Preferred Stock shall be $1,000,000.00 per share.

Section 2.  Ranking.    The Series K Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series I Preferred Stock and the Series J Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series K Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series K Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or series of Junior Securities or Parity Securities without the consent of the holders of the Series K Preferred Stock.

Section 3.  Definitions.    Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a)                                      “3-Month USD LIBOR” means, with respect to any Dividend Period, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits, commencing on the first day of such Dividend Period, which appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Dividend Period. If on any LIBOR Determination Date no rate appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, the Company or an affiliate of the Company on behalf of the Company will on such LIBOR Determination Date request four major reference banks in the London interbank market selected by the Company to provide the Company with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the first day of such Dividend Period, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, 3-Month USD LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of such quotations as calculated by the Company. If fewer than two quotations are provided, 3-Month USD LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted as of approximately 11:00 am., New York time, on the first day of such Dividend Period by three major banks in New York City, New York selected by the Company for loans in U.S. dollars to leading European banks, for a three-month period commencing on the first day of such Dividend Period and in a principal amount of not less than $1,000,000; provided, however, that, if the banks selected as aforesaid by the Company are not quoting as mentioned in this sentence, 3-Month USD LIBOR for such Dividend Period will be the 3-Month USD LIBOR determined with respect to the immediately preceding Dividend Period.

(b)                                     “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.

(c)                                      “Common Stock” has the meaning set forth in Section 2.

(d)                                     “Company” means Washington Mutual, Inc., a Washington corporation.

(e)                                      “Dividend Payment Date” has the meaning set forth in Section 4(b).

(f)                                        “Dividend Period” has the meaning set forth in Section 4(b).

(g)                                     “Effective Date” means the date on which shares of the Series K Preferred Stock are first issued.

(h)                                     “Junior Securities” has the meaning set forth in Section 2.

(i)                                         “LIBOR Business Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

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(j)                                         “LIBOR Determination Date” means, as to each Dividend Period, the date that is two LIBOR Business Days prior to the first day of such Dividend Period.

(k)                                      “Parity Securities” has the meaning set forth in Section 2.

(l)                                         “Redemption Date” means any date that is designated by the Company in a notice of redemption delivered pursuant to Section 7.

(m)                                   “Series I Preferred Stock” means the shares of the Company’s Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(n)                                     “Series J Preferred Stock” means the shares of the Company’s Series J Perpetual Non-cumulative Fixed Rate Preferred Stock reserved for issuance.

(o)                                     “US LIBOR Telerate Page 3750” means the display page of Moneyline’s Telerate Service designated as 3750 (or any successor page or service for the purpose of displaying rates comparable to 3-Month USD LIBOR).

(p)                                     “Voting Parity Securities” has the meaning set forth in Section 8(b).

Section 4.  Dividends.

(a)                                      From and after the Effective Date, holders of shares of Series K Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(c), and no more.

(b)                                     Subject to Section 4(a), dividends shall be payable in arrears on March 15, June 15, September 15 and December 15 of each year commencing on December 15, 2006 or, in each case, if any such day is not a Business Day, the next Business Day (each, a “Dividend Payment Date”). Each dividend will be payable to holders of record as they appear on the stock books of the Company on the first day of the month in which the relevant Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month. Each period from and including a Dividend Payment Date (or the date of the issuance of the Series K Preferred Stock) to but excluding the following Dividend Payment Date (or the Redemption Date) is herein referred to as a “Dividend Period.”

(c)                                      Dividends, if, when and as declared by the Board of Directors, will be, for each outstanding share of Series K Preferred Stock, at an annual rate on the $1,000,000 per share liquidation preference equal to the greater of (i) 3-Month USD LIBOR for the related Dividend Period, plus 0.70% or (ii) four percent (4.00%). Dividends payable for a Dividend Period, including any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest will be paid on any dividend payment on a Series K Preferred Stock paid later than the scheduled Dividend Payment Date.

(d)                                     Dividends on the Series K Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series K Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the Series K

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Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Company will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series K Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(e)                                      If full dividends on all outstanding shares of the Series K Preferred Stock for any Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, and (ii) any declaration of a dividend in connection with any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto. If dividends for any Dividend Payment Date are not paid in full on the shares of the Series K Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date, then all dividends declared on shares of the Series K Preferred Stock and such Parity Securities shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full dividends per share on the shares of the Series K Preferred Stock and all such Parity Securities otherwise payable on such Dividend Payment Date (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

Section 5.  Liquidation.

(a)                                      In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of Series K Preferred Stock at the time outstanding shall be entitled to receive liquidating distributions in the amount of $1,000,000 per share of Series K Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to its shareholders, before any distribution of assets is made to the holders of Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the holders of Series K Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Company.

(b)                                     In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series K Preferred Stock and the corresponding amounts payable on any Parity Securities, the holders of Series K Preferred Stock and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

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(c)                                      The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.                                         Maturity.   The Series K Preferred Stock shall be perpetual unless redeemed by the Company in accordance with Section 7.

Section 7.  Redemptions.

(a)                                      The Series K Preferred Stock shall not be redeemable at the option of the holders at any time.

(b)                                     The Series K Preferred Stock shall be redeemable in whole or in part at the option of the Company at any time, or from time to time, on or after September 15, 2011, (or, in the event that September 15, 2011 is not a Business Day, the next Business Day). Such redemption shall be at a cash redemption price of $1,000,000 per share, plus any declared and unpaid dividends to the Redemption Date, without accumulation of any undeclared dividends.

(c)                                       In the case of any redemption under this Section 7, notice shall be mailed to each holder of record of the Series K Preferred Stock, not less than 30 nor more than 60 days prior to the Redemption Date specified in such notice provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of the Series K Preferred Stock to be redeemed except as to the holder to whom the Company has failed to mail said notice or except as to the holder whose notice was defective. The notice of redemption shall include a statement of (i) the Redemption Date, (ii) the redemption price, and (iii) the number of shares to be redeemed.

(d)                                      Any shares of Series K Preferred Stock redeemed by the Company pursuant to this Section 7 or otherwise acquired by the Company in any manner whatsoever shall become authorized but unissued preferred shares of the Company but such preferred shares shall not under any circumstances be reissued as Series K Preferred Stock. The Company shall from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series K Preferred Stock accordingly.

Section 8.  Voting Rights.

(a)                                      Holders of the Series K Preferred Stock will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 8.

(b)                                     Holders of the Series K Preferred Stock will, in the circumstances and to the extent set forth in this Section 8(b), have the right to elect two directors.

(i)                                   If after the Effective Date the Company fails to pay, or declare and set aside for payment, full dividends on the Series K Preferred Stock or any other class or series of Parity Securities having similar voting rights (“Voting Parity Securities”) for six Dividend Periods or their equivalent, the authorized number of

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the Company’s directors will be increased by two. Subject to compliance with any requirement for regulatory approval of, or non-objection to, persons serving as directors, the holders of Series K Preferred Stock, voting together as a single and separate class with the holders of any outstanding Voting Parity Securities, will have the right to elect two directors in addition to the directors then in office at the Company’s next annual meeting of shareholders. This right will continue at each subsequent annual meeting until the Company pays dividends in full on the Series K Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and pays or declares and sets aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the redemption of all Series K Preferred Stock.

(ii)           The term of such additional directors will terminate, and the total number of directors will be decreased by two, at such time as the Company pays dividends in full on the Series K Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and declares and pays or sets aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the redemption of all Series K Preferred Stock. After the term of such additional directors terminates, the holders of the Series K Preferred Stock will not be entitled to elect additional directors unless full dividends on the Series K Preferred Stock have again not been paid or declared and set aside for payment for six future Dividend Periods.

(iii)          Any additional director elected by the holders of the Series K Preferred Stock and the Voting Parity Securities may only be removed by the vote of the holders of record of the outstanding Series K Preferred Stock and Voting Parity Securities, voting together as a single and separate class, at a meeting of the Company shareholders called for that purpose. Any vacancy created by the removal of any such director may be filled only by the vote of the holders of the outstanding Series K Preferred Stock and Voting Parity Securities, voting together as a single and separate class.

(c)                                      So long as any shares of Series K Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of Series K Preferred Stock at the time outstanding, voting as a class with all other classes and series of Parity Securities upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law.

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(i)            any amendment, alteration or repeal of any provision of the Company’s Amended and Restated Articles of Incorporation (including the Articles of Amendment creating the Series K Preferred Stock) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series K Preferred Stock so as to affect them adversely;

(ii)           any amendment or alteration of the Company’s Amended and Restated Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series K Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii)          the consummation of a binding share exchange or reclassification involving the Series K Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series K Preferred Stock will have no right to vote under this provision or under §23B.11.035 of the Revised Code of Washington or otherwise under Washington law if in each case (x) the Series K Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series K Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series K Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series K Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series K Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series K Preferred stock and, notwithstanding §23B.10.040(1)(a), (e) or (f) of the Revised Code of Washington or any other provision of Washington law, holders of Series K Preferred Stock will have no right to vote on such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series K Preferred Stock for this

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purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Section 9.  Certificates.    The Company may at its option issue the Series K Preferred Stock without certificates.

THIRD: This amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: The date of this amendment’s adoption is September 14, 2006.

FIFTH: This amendment to the Amended and Restated Articles of Incorporation was duly adopted by the Board of Directors of the Company.

SIXTH: No shareholder action was required.

EXECUTED this 14th day of September, 2006.

WASHINGTON MUTUAL, INC.

By:	/s/ Fay L.Chapman
Name:	Fay L.Chapman
Title:	Senior Executive Vice President

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STATE OF WASHINGTON	ARTICLES OF AMENDMENT
SECRETARY OF STATE	WASHINGTON
PROFIT CORPORATION
• Please PRINT or TYPE in black ink	(Par Chapter 238.10 RCW)
• Sign, date and return original AND ONE COPY to:	FEE: $30
EXPEDITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY
CORPORATIONS DIVISION	INCLUDE FEE AND WRITE “EXPEDITE” IN BOLD LETTERS
801 CAPITOL WAY SOUTH PO BOX 40234	ON OUTSIDE OF ENVELOPE
OLYMPIA, WA 98504-0234
FOR OFFICE USE ONLY
• BE SURE TO INCLUDE FILING FEE Checks	FILED / /
should be made payable to “Secretary of State”

IMPORTANT! Person to contact about this filing	Daytime Phone Number (with area code)
Christopher J. Bellavia	206-490-8597

AMENDMENT TO ARTICLES OF INCORPORATION

NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State)
Washington Mutual, Inc.

UBI NUMBER	CORPORATION NUMBER (if known)	AMENDMENTS TO ARTICLES OF INCORPORATION WERE ADOPTED ON April 18, 2006
601566389	Date:
EFFECTIVE DATE	(Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary of State)
OF ARTICLES OF
AMENDMENT	☐ Specific Date:	☒ Upon filing by the Secretary of State

ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following)

☐ Incorporators. Shareholders action was not required
☐ Board of Directors. Shareholders action was not required
☒ Duly approved shareholder action in accordance with Chapter 23B.10 RCW

AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS

If amendment provides for an exchange, reclassification, or cancellation of Issued shares, provisions for implementing the amendment must be included. If necessary, attach additional amendments or information.

Attached as Exhibit A

SIGNATURE OF OFFICER
This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct.

/S/ William L.Lynch	William L. Lynch	5/30/06
Signature of Officer	Printed Name	Date

INFORMATION AND ASSISTANCE – 360/753-7115 (TDD – 380/753-1485)

EXHIBIT A

Article IV of the Corporation’s Articles of Incorporation shall be replaced in its entirety with the following:

ARTICLE IV

BOARD OF DIRECTORS

The Company shall be managed by a Board of Directors. The number of directors shall be stated in the Company’s Bylaws, provided, however, that such number shall not be less than five (5). The directors elected at any annual meeting of shareholders prior to the 2007 annual meeting of the Company’s shareholders, shall be classified into three classes of elected directors designated as Class 1, Class 2, and Class 3 directors. Each class shall contain one-third of the total number of directors, as near as may be. The terms of the Class 1 directors shall expire at the first annual shareholders’ meeting after their election. The terms of the Class 2 directors shall expire at the second annual shareholders’ meeting after their election. The terms of the Class 3 directors shall expire at the third annual shareholders’ meeting after their election. At each annual meeting of the Company’s shareholders from and after the Company’s annual meeting of shareholders to be held in 2007, the directors shall be elected for terms lasting until the next annual meeting of shareholders following their election, and until their successors are elected and qualified, subject to their earlier death, resignation or removal. A vacancy on the Board of Directors may be filled by the Board in accordance with the applicable provisions of the Company’s Bylaws. A director elected to fill a vacancy shall be elected for a term of office continuing only until the next election of directors by shareholders.

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

WASHINGTON MUTUAL, INC.

Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Washington Business Corporation Act, Washington Mutual, Inc., a Washington corporation, hereby adopts the following articles of amendment to its amended and restated articles of incorporation:

FIRST:                                   The name of the corporation is: Washington Mutual, Inc.

SECOND:                    The rights, preferences, privileges, restrictions and other matters relating to the Series H Preferred Stock of the corporation are as follows:

1. Designation. The designation of this Series shall be Series H Preferred Stock (hereinafter referred to as this “Series”), and the number of shares constituting this Series shall be 2,000,000. Shares of this Series shall have a liquidation preference of $50.

2. Dividends. (a) The holders of shares of this Series shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of funds legally available for that purpose, at the rates set forth below in this Section 2. Dividends on the shares of this Series shall be payable, when, as and if declared by the Board of Directors, quarterly in arrears on February 16, May 16, August 16 and November 16 of each year (each, a “Dividend Payment Date”), commencing on the Initial Dividend Payment Date. The “Initial Dividend Payment Date” shall mean the first Dividend Payment Date following the effective date of the merger (the “Merger”) of Bank United Corp. with and into the Company, or if any such date is not a Business Day (as defined below), the next succeeding Business Day. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Company on the applicable Record Date, as shall be fixed by the Board of Directors; provided, however, that holders of shares of this Series called for redemption on a Redemption Date falling between the record date associated with a Dividend Payment Date and such Dividend Payment Date shall receive the applicable dividend payment, together with all other accumulated and unpaid dividends on such date as shall be fixed for redemption. Dividends on the shares of this Series shall accumulate and be cumulative from the date of original issuance. “Business Day” shall mean any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to remain closed.

(b) For each quarterly dividend period (each, a “Dividend Period”) from the Initial Dividend Payment Date, through and including the Dividend Period ending August 16, 2002, dividends payable on the shares of this Series shall be payable at a rate per annum of the liquidation preference thereof equal to 7.25% (the “Initial Rate Period”). For each Dividend Period after the Initial Rate Period, dividends payable on the shares of this Series shall be payable at a rate per annum of the liquidation preference thereof equal to the Reset Rate (as defined below). The amount of dividends per share for each Dividend Period shall be computed by dividing the applicable rate for such Dividend Period by four and applying the resulting rate to the liquidation preference per share of this Series. Each Dividend Period (other than the Initial Dividend Period, defined below) shall commence on a Dividend Payment Date and shall end on and include the day next preceding the next Dividend Payment Date. The “Initial Dividend Period” shall mean the period commencing on the effective date of the Merger and ending on the Initial Dividend Payment Date.

(c) Dividends payable on this Series for any period greater or less than a full Dividend Period, other than the Initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than one month, the actual number of days elapsed in the period. In connection with the Merger, the shares of Bank United Corp.’s Series B Preferred Stock (the “Predecessor Shares”) shall be converted into shares of this Series. Prior to the completion of the Merger, the board of directors of Bank United Corp. declared a dividend on the Predecessor Shares payable on the Initial Dividend Payment Date. As successor to Bank United Corp., the Company will pay on the Initial Dividend Payment Date the dividend declared but not paid on the Predecessor Shares; provided that in no event shall a holder of this Series be entitled to a dividend on the Initial Dividend Payment Date that is greater than such holder would have been entitled to on the Initial Dividend Payment Date had the Merger not been completed and the Predecessor Shares not been converted into shares of this Series.

(d) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends on the shares of this Series for all full Dividend Periods ending on or prior to the date of such dividends on such other series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

(e) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (d) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Company ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for stock of the Company ranking junior to this Series as to dividends and upon liquidation), unless, in each case, full cumulative dividends on all outstanding shares of this Series for all full Dividend Periods ending on or prior to the date of such other dividend, distribution, redemption, purchase or other acquisition, shall have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof set aside for such payment.

3. Remarketing. (a) The dividend rate on this Series shall be reset to the Reset Rate on the Purchase Contract Settlement Date (as defined below). The Company shall request, not later than 15 nor more than 30 calendar days prior to the Remarketing Date (as defined below), that the Depositary (as defined below) notify the Holders of shares of this Series and the holders of Corporate PIES of the Remarketing and of the procedures that must be followed if a Holder of Corporate PIES wishes to make a cash settlement of its obligation to purchase Common Stock of the Company pursuant to the Purchase Contract Agreement.

(b) Not later than 5:00 p.m., New York City time, on the seventh Business Day preceding the Purchase Contract Settlement Date, each Holder may elect to have the shares of this Series held by such Holder remarketed in the Remarketing. Holders of Corporate PIES that do not give notice of their intention to make a cash settlement of the purchase contract component of their Corporate PIES prior to such time in the manner specified in the Purchase Contract Agreement, or that give such notice but fail to deliver cash prior to 11:00 a.m., New York City time, on or prior to the fifth Business Day preceding the Purchase Contract Settlement Date, shall be deemed to have consented to the disposition of the shares of this Series that are a component of their Corporate PIES in the Remarketing. Holders of the shares of this Series that are not a component of Corporate PIES wishing to have their shares of this Series remarketed shall give to the Purchase Contract Agent notice of their election prior to 11:00 a.m., New York City time on such fifth Business Day. Any such notice shall be irrevocable and may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Promptly after 11:00 a.m., New York City time, on such fifth Business Day, the Purchase Contract Agent, based on the notices received by it prior to such time (including notices from the Purchase Contract Agent as to purchase contracts for which cash settlement has been elected and cash received), shall notify the Remarketing Agent of the number of shares of this Series to be tendered for purchase in the Remarketing.

(c)          If any Holder of shares of this Series does not give a notice of its intention to make a cash settlement or gives such notice but fails to deliver cash as described in Section 3(b) above, or gives a notice of election to have shares of this Series that are not a component of Corporate PIES remarketed, then the shares of this Series of such Holder shall be deemed tendered for purchase in the Remarketing, notwithstanding any failure by such Holder to deliver or properly deliver such shares to the Remarketing Agent for purchase.

(d)         The right of each Holder to have shares of this Series tendered for purchase shall be limited to the extent that (i) the Remarketing Agent conducts a remarketing pursuant to the terms of the Remarketing Agreement, (ii) the shares of this Series tendered have not been called for redemption, (iii) the Remarketing Agent is able to find a purchaser or purchasers for the tendered shares of this Series and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agent.

(e)          On the Remarketing Date, the Remarketing Agent shall use commercially reasonable efforts to remarket, at a price equal to 100.50% of the aggregate liquidation preference thereof, the shares of this Series tendered or deemed tendered for purchase.

(f)            If, as a result of the efforts described in Section 3(e), the Remarketing Agent determines that it will be able to remarket all of the shares of this Series tendered or deemed tendered for purchase at a price of 100.50% of the aggregate liquidation preference of such shares prior to 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent shall determine the Reset Rate, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) that the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum that will enable it to remarket all of the shares of this Series tendered or deemed tendered for Remarketing.

(g)         If none of the Holders of the shares of this Series or the holders of the Corporate PIES elects to have shares of this Series remarketed in the Remarketing, the Reset Rate shall be the rate determined by the Remarketing Agent, in its sole discretion, as the rate that would have been established had a Remarketing of all the shares of this Series been held on the Remarketing Date.

(h)         If, by 4:00 p.m., New York City time, on the Remarketing Date, the Remarketing Agent is unable to remarket all of the Preferred Securities tendered or deemed tendered for purchase, a “Failed Remarketing” shall be deemed to have occurred and the Remarketing Agent shall so advise by telephone the Depositary and the Company. In the event of a Failed Remarketing, the Reset Rate shall equal (1) the “AA” Composite Commercial Paper Rate (as defined below), plus (2) the Applicable Margin (as defined below).

(i)             By approximately 4:30 p.m., New York City time, on the Remarketing Date, provided that there has not been a Failed Remarketing, the Remarketing Agent shall advise, by telephone (i) the Depositary and the Company of the Reset Rate determined in the Remarketing and the number of shares of this Series sold in the Remarketing, (ii) each purchaser (or the Depositary Participant thereof) of the Reset Rate and the number of shares of this Series such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the Purchase Contract Settlement Date in same day funds against delivery of the shares of this Series purchased through the facilities of the Depositary.

(j)             In accordance with the Depositary’s normal procedures, on the Purchase Contract Settlement Date, the transactions described above with respect to each Preferred Security tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary Participants shall be debited and credited and such shares of this Series delivered by book-entry as necessary to effect purchases and sales of such shares of this Series. The Depositary shall make payment in accordance with its normal procedures.

(k)          If any Holder of shares of this Series selling shares of this Series in the Remarketing fails to deliver such shares, the Depositary Participant of such selling holder and of any other Person that was to have purchased shares of this Series in the Remarketing may deliver to any such other Person a number of shares of this Series that is less than the number of shares of this Series that otherwise was to be purchased by such Person. In such event, the number of shares of this Series to be so delivered shall be determined by such Depositary Participant, and delivery of such lesser number of shares of this Series shall constitute good delivery.

(1)          Under the Remarketing Agreement, the Company shall be liable for, and shall pay, any and all costs and expenses incurred in connection with the Remarketing.

(m)       The tender and settlement procedures set in this Section 3, including provisions for payment by purchasers of the shares of this Series in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the book-entry system is no longer available for the shares of this Series at the time of the Remarketing, to facilitate the tendering and remarketing of the shares of this Series in certificated form. In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

(n)         Definitions:

“‘AA’ Composite Commercial Paper Rate” on any date shall mean (i) the interest equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated “AA” by S&P or the equivalent of such rating by S&P or the equivalent of such rating by S&P or another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Board for the business day immediately preceding such date or (ii) if the Federal Reserve Board does not make available any such rate, then the arithmetic average of those rates, as quoted on a discount basis or otherwise, by the Commercial Paper Dealers to the Remarketing Agent for the close of business on the Business Day next preceding such date. If any Commercial

Paper Dealer does not quote a rate required to determine the “AA” Composite Commercial Paper Rate, the “AA” Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any substitute commercial paper dealer or substitute commercial paper dealers selected by the Remarketing Agent or, if the Remarketing Agent does not select any such substitute commercial paper dealer or substitute commercial paper dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers.

“Applicable Margin” shall mean the spread determined as set forth below, based on the prevailing rating of the Remarketed shares of this Series in effect at the close of business on the Business Day immediately preceding the date of a Failed Remarketing:

Prevailing Rating	Spread

AA/ “aa”	3.00%
A/ “a”	4.00%
BBB/ “baa”	5.00%
Below BBB/ “baa”	7.00%

For purposes of this definition, the “prevailing rating” of the Remarketed shares of this Series shall be:

(i) AA/ aa if such shares have a credit rating of AA- or better by S&P and “aa3” or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

(ii) if not under clause (i) above, then A/ a if the Remarketed Securities have a credit rating of A- or better by S&P and “a3” or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent;

(iii) if not under clauses (i) or (ii) above, then BBB/ “baa” if the Remarketed Securities have a credit rating of BBB- or better by S&P and “baa3” or better by Moody’s or the equivalent of such ratings by such agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent; or

iv) if not under clauses (i) - (iii) above, then below BBB/ “baa.”

“Certificate” shall mean a Corporate PIES Certificate.

“Commercial Paper Dealers” shall mean Lehman Commercial Paper Inc.,  Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates or successors, if such affiliates or successors are commercial paper dealers.

“Common Stock” shall mean the Common Stock, no par value, of the Company.

“Corporate PIES” shall mean a stock purchase unit consisting of (A) a stock purchase contract under which (i) the holder of the unit will purchase from the Company, for $50.00 in cash, a certain number of shares of common stock of the Company and (ii) the Company will pay such holder contract adjustment payments and (B) beneficial ownership of a shares of this Series.

“Corporate PIES Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate PIES specified on such certificate.

“Depositary” shall mean, with respect to shares of this Series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as depositary for such shares, and initially shall be The Depository Trust Company.

“Depositary Participant” shall mean a member of, or participant in, the Depositary.

“Exchange Act” shall mean the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Global Certificate” means a Certificate that evidences all or part of the shares of this Series and is registered in the name of a clearing agency or a nominee thereof.

“Global Security” shall mean a global Series H Preferred Stock Certificate registered in the name of a Depositary or its nominee.

“Holder” shall mean any holder of shares of this Series.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Purchase Contract Agent” shall mean the purchase contract agent under the Purchase Contract Agreement, including successor purchase contract agents.

“Purchase Contract Agreement” shall mean the Purchase Contract Agreement dated as of August 10, 1999 between the Company (through its predecessor entity, Bank United Corp.) and Bank One N.A. (under its prior name, The First National Bank of Chicago), as Purchase Contract Agent.

“Purchase Contract Settlement Date” shall mean August 16, 2002.

“Record Date” for dividends on the shares of this Series on any Payment Date shall mean, as to any Global Certificate, the Business Day next preceding such Payment Date, and as to any other Certificate, 15 Business Days prior to such Payment Date.

“Remarketing Agent” shall mean the remarketing agent selected by the Company, including any successor remarketing agents selected by the Company.

“Remarketing Date” shall mean the third Business Day preceding the Purchase Contract Settlement Date.

“Reset Rate” shall mean shall mean the distribution rate per annum that results from the Remarketing pursuant this Section 3.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw-Hill Corporation.

4. Redemption. (a)  Optional Redemption. The shares of this Series are not redeemable prior to October 16, 2002. The Company, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, on or after October 16, 2002 at a redemption price of $50 per share plus accrued and unpaid cumulative dividends thereon (whether or not declared) to the date fixed for redemption.

(b)  Mandatory Redemption. The Company shall redeem, from any source of funds legally available therefor, all issued and outstanding shares of this Series, in whole and not in part, on August 16, 2004, at a redemption price of $50 per share plus accrued and unpaid cumulative dividends thereon (whether or not declared) to the date fixed for redemption.

(c)  Redemption Procedures.

(i) In the event that, pursuant to paragraph (a) above, fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

(ii) In the event the Company shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Company. Each such notice shall state: (a)  the redemption date; (b)  the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (c)  the redemption price; (d)  the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e)  that dividends on the shares to be redeemed shall cease to accrue on the redemption date.

(iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Company in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so by the Company at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a without cost to the holder thereof.

(iv) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(v) Notwithstanding the foregoing provisions of this Section 4, if full cumulative dividends on all outstanding shares of this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Company shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

5. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Company.

6. Liquidation Rights. (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $50 per share, plus accrued and unpaid cumulative dividends (whether or not declared) to the date of the liquidating distribution.

(b)         After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 6, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Company.

(c)          If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the amounts payable with respect to the shares of this Series and any other shares of stock of the Company ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares shall share ratably in any such distribution of assets of the Company in proportion to the full respective distributions to which they are entitled.

(d)         Neither the sale of all or substantially all the property or business of the Company, nor the merger or consolidation of the Company into or with any other corporation or the merger or consolidation of any other corporation into or with the Company, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

7.               Ranking. For purposes of this resolution, any stock of any class or classes of the Company shall be deemed to rank:

(a)          prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of this Series;

(b)         on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, be different from those of this Series (and whether or not such dividends shall accumulate), if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

(c)          junior to shares of this Series, either as to dividends or upon liquidation; if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or classes.

(d)         The shares of each of the other series of preferred stock of the Company shall rank on a parity with the shares of this Series.

8.               Voting Rights. The holders of the shares of this Series shall have the following voting rights:

(a)          Each share of this Series will have the right to vote, with each share of this Series having 0.10 vote, in connection with matters submitted generally to the holders of the common stock and other capital stock of the Company entitled to vote in respect of matters submitted to the stockholders of the Company generally. For these purposes, the holders of the shares of this Series and the holders of the common stock and such other capital stock of the Company, so entitled to vote, shall vote as a single class,

(b)         Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the approval of the holders of at least two-thirds of the then-outstanding shares of this Series, given in person or by proxy, either in writing or by a vote at a meeting called for the purpose at which the holders of shares of this Series shall vote together as a separate class, shall be required for authorizing, effecting or validating any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Amended and Restated Articles of Incorporation of the Company or of any certificate amendatory thereof or supplemental thereto (including any Certificate of Designations or any similar document relating to any series of Preferred Stock) that adversely affect the powers, preferences, privileges or rights of this Series; provided, however, that the creation and issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of any Preferred Stock of any other class or series, in each case ranking on a parity with or junior to this Series with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company shall not be deemed to adversely affect such powers, preferences or other special rights.

(c)          Unless the vote or consent of the holders of a greater number of shares shall then be required by law, the approval of the holders of at least two-thirds of all of the then-outstanding shares of this Series and all other series of preferred stock ranking on a parity with shares of this Series, either as to dividends or upon liquidation, given in person or by proxy, either in writing, or by a vote at a meeting called for the purpose at which the holders of shares of this Series and such other series of Preferred Stock shall vote together as a single class without regard to series, shall be necessary for authorizing, effecting or validating (i) the creation, authorization or issuance of, (ii) the reclassification of any authorized stock of the Company into, or (iii) the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase, any additional class or series of stock ranking prior to this Series, either as to dividends or upon liquidation.

(d)                                 (i) If at any time dividends on this Series shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time as all accrued and unpaid dividends for all previous dividend periods and for the current dividend period on all shares of this Series then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of shares of this Series and other shares of Preferred Stock on which dividends are in arrears and as to which similar voting rights have been conferred, voting as a class, irrespective of series, shall have the right to elect two Directors to the Board of Directors of the Company.

(ii)  During any default period, such voting right of the holders of this Series may be exercised by written consent, at a special meeting called pursuant to Section 7(d)(iii) hereof or at any annual meeting of stockholders. The absence of a quorum of the holders of Common Stock at any such special or annual meeting shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided. Any Director elected by a vote of the holders of Preferred Stock may be removed from office, with or without cause, only by the affirmative vote of the requisite percentage of holders of Preferred Stock required to elect Directors as specified in this Section 8(d).

(iii) Unless the holders of Preferred Stock, during an existing default period, shall have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, on which dividends are in arrears and as to which similar voting rights have been conferred, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, a Vice Chairman or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this Section 7(d)(iii) shall be given to each holder of record of Preferred Stock entitled to vote thereat by mailing a copy of such notice to him at his last address as the same appears on the books of the Company on such record date, not more than 45 days prior to the date of such notice, as the Board of Directors may fix for this purpose. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or, in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, entitled to vote thereat.

(iv) In any default period the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors constituting the Board of Directors until the holders of Preferred Stock, voting as a class, shall have exercised their right to elect two Directors, after the exercise of which right (A) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (B) any vacancy on the Board of Directors may (except as provided in Section 8(d)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this Section 8(d) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (B) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (A) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (B) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (C) the number of Directors shall be such number as may be provided for in the Amended and Restated Articles of Incorporation or Bylaws of the Company or by resolution of the Board of Directors, irrespective of any increase made pursuant to the provisions of Section 8(d)(ii) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the Amended and Restated Articles of Incorporation or Bylaws of the Company). Any vacancies on the Board of Directors effected by the provisions of clauses (B) and (C) in the preceding sentence may be filled by a majority of the remaining Directors.

(e) Except as set forth herein or required by applicable law, holders of shares of this Series shall have no voting rights and their consent shall not be required for taking any corporate action.

THIRD:                               These amendments do not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH:                   The foregoing amendments to the amended and restated articles of incorporation were adopted by the Board of Directors of Washington Mutual, Inc. on October 17, 2000. Shareholder action was not required.

EXECUTED this 8th day of February, 2001.

WASHINGTON MUTUAL, INC.

	By:	/s/ William L. Lynch
William L. Lynch

	Its:	Secretary

ARTICLES OF AMENDMENT

TO THE

RESTATED ARTICLES OF INCORPORATION

OF

WASHINGTON MUTUAL, INC.

Pursuant to the provisions of RCW 23B.10 of the Washington Business Corporation Act, Washington Mutual, Inc., a Washington corporation (the “Corporation”) hereby adopts the following articles of amendment to its restated articles of incorporation.

FIRST:        The name of the Corporation is Washington Mutual, Inc.

SECOND:                The Corporation hereby creates, from the 10,000,000 shares of preferred stock, no par value per share, authorized pursuant to Article II of the restated articles of incorporation of the Corporation, a series of preferred stock and hereby fixes the designation, powers, preferences, limitations, and relative rights of the shares of such series as follows:

Section 1.  Designation. Par Value and Amount. The shares of such series shall be designated as “Series RP Preferred Stock” (hereinafter referred to as “Series RP Preferred Stock”), the shares of such series shall be with par value of $.01 per share, and the number of shares constituting such series shall be 700,000; provided, however, that, if more than a total of 700,000 shares of Series RP Preferred Stock shall be issuable upon the exercise of Rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of December 20, 2000, between the Corporation and Mellon Investor Services, L.L.C., as Rights Agent (as amended from time to time, the “Rights Agreement”), the Board of Directors of the Corporation shall direct by resolution or resolutions that a certificate be properly executed, acknowledged and filed providing for the total number of shares of Series RP Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

Section 2.                              Dividends and Distributions.

2.1          Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series RP Preferred Stock with respect to dividends, the holders of shares of Series RP Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of assets legally available for the purpose, quarterly dividends payable in cash on the first business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series RP Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment set forth in Section 6.1, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series RP Preferred Stock.

2.2                               The Corporation shall declare a dividend or distribution on the Series RP Preferred Stock as provided in Section 2.1 above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series RP Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

2.3                               Dividends shall begin to accrue and be cumulative on outstanding shares of Series RP Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series RP Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series RP Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series RP Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series RP Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series RP Preferred Stock shall have the following voting rights:

3.1                               Except as provided in Section 3.3 and subject to the provision for adjustment hereinafter set forth, each share of Series RP Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

3.2                               Except as otherwise provided herein or by law, the holders of shares of Series RP Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

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3.3          The following additional provisions shall apply with respect to the voting of shares of Series RP Preferred Stock:

3.3.1                                  If, on the date used to determine stockholders of record for any meeting of stockholders for the election of directors, a default in preference dividends (as defined in Section 3.3.5 below) on the Series RP Preferred Stock shall exist, the holders of the Series RP Preferred Stock shall have the right, voting as a class as described in Section 3.3.2 below, to elect two directors (in addition to the directors elected by holders of Common Stock of the Corporation). Such right may be exercised (a) at any meeting of stockholders for the election of directors or (b) at a meeting of the holders of shares of Voting Preferred Stock (as hereinafter defined), called for the purpose in accordance with the Bylaws of the Corporation, until all such cumulative dividends (referred to above) shall have been paid in full or until non-cumulative dividends have been paid regularly for at least one year.

3.3.2                                  The right of the holders of Series RP Preferred Stock to elect two directors, as described above, shall be exercised as a class concurrently with the rights of holders of any other series of Preferred Stock upon which voting rights to elect such directors have been conferred and are then exercisable. The Series RP Preferred Stock and any additional series of Preferred Stock that the Corporation may issue and that may provide for the right to vote with the foregoing series of Preferred Stock are collectively referred to herein as “Voting Preferred Stock.”

3.3.3                                  Each director elected by the holders of shares of Voting Preferred Stock shall be referred to herein as a “Preferred Director.” A Preferred Director shall continue to serve as such for a term of one year, except that upon any termination of the right of all holders of Voting Preferred Stock to vote as a class for Preferred Directors, the term of office of Preferred Directors then serving shall terminate. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class (a) at a meeting of the stockholders, or (b) at a meeting of the holders of shares of such Voting Preferred Stock, called for the purpose in accordance with the Bylaws of the Corporation.

3.3.4                                  So long as a default in any preference dividends of the Series RP Preferred Stock shall exist or the holders of any other series of Voting Preferred Stock shall be entitled to elect Preferred Directors, (a) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (b)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (b) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote or written consent of the holders of a majority of the outstanding shares of Voting Preferred Stock then entitled to vote for the election of directors, present (in person or by proxy) and voting together as a single class, at such time as the removal shall be effected. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever (x) no default in preference dividends on the Series RP Preferred Stock shall exist and (y) the holders of other series of Voting Preferred Stock shall no longer be entitled to elect such

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Preferred Directors, then the number of directors constituting the Board of Directors of the Corporation shall be reduced by two.

3.3.5                                  For purposes hereof, a “default in preference dividends” on the Series RP Preferred Stock shall be deemed to have occurred whenever the amount of cumulative and unpaid dividends on the Series RP Preferred Stock shall be equivalent to six full quarterly dividends or more (whether or not consecutive), and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all cumulative dividends on all shares of the Series RP Preferred Stock then outstanding shall have been paid through the last Quarterly Dividend Payment Date or until, but only until, non-cumulative dividends have been paid regularly for at least one year.

3.4                               Except as set forth herein (or as otherwise required by applicable law), holders of Series RP Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

Section 4.  Certain Restrictions.

4.1                               Whenever quarterly dividends or other dividends or distributions payable on the Series RP Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series RP Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

4.1.1                                  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series RP Preferred Stock;

4.1.2                                  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series RP Preferred Stock, except dividends paid ratably on the Series RP Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

4.1.3                                  redeem or purchase or otherwise acquire for consideration (except as provided in Section 4.1.4 below) shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series RP Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series RP Preferred Stock;

4.1.4                                  redeem or purchase or otherwise acquire for consideration any shares of Series RP Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series RP Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors,

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after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

4.2                               The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section 4.1, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.   Reacquired Shares. Any shares of Series RP Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Amendment creating a series of Preferred Stock or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up.

6.1                               Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series RP Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series RP Preferred Stock unless, prior thereto, the holders of shares of Series RP Preferred Stock shall have received per share an amount equal to the greater of 1,000 times $200.00 or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series RP Liquidation Preference”). Following the payment of the full amount of the Series RP Liquidation Preference, no additional distributions shall be made to the holders of shares of Series RP Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Capital Adjustment”) equal to the quotient obtained by dividing (i) the Series RP Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Section 6.3 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereafter referred to as the “Adjustment Number”). Following the payment of the full amount of the Series RP Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series RP Preferred Stock and Common Stock, respectively, holders of Series RP Preferred Stock and holders of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

6.2                               In the event, however, that there are not sufficient assets available to permit payment in full of the Series RP Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series RP Preferred

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Stock, then such remaining assets shall be distributed ratably to the holders of Series RP Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

6.3                               In the event the Corporation shall (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series RP Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number (as appropriately adjusted as set forth in Section 6.3 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8.  No Redemption. The shares of Series RP Preferred Stock shall not be redeemable.

Section 9.  Ranking. The Series RP Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such other series shall provide otherwise.

Section 10.  Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner that would materially alter or change the powers, preferences or special rights of the Series RP Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series RP Preferred Stock, voting separately as a class.

Section 11.  Fractional Shares. Series RP Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series RP Preferred Stock.

THIRD:                             These Articles of Amendment were duly adopted on December 19, 2000.

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FOURTH:                 These Articles of Amendment were duly adopted by the Board of Directors, pursuant to the provisions of RCW 23B.06.020 at a meeting of the Board on December 19, 2000. Shareholder approval is not required.

[Remainder of page intentionally left blank.]

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Executed this 19th day of January, 2001.

WASHINGTON MUTUAL, INC.

	By:	/s/ William Lynch
William Lynch
Secretary

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

WASHINGTON MUTUAL, INC.

Pursuant to the provisions of RCW 23B.10.070 of the Washington Business Corporation Act, Washington Mutual, Inc., a Washington corporation, hereby restates its Articles of Incorporation as now and heretofore amended:

ARTICLE I

Name

The name of this corporation is:

WASHINGTON MUTUAL, INC.

ARTICLE II

Capital Stock

A.                              Issuance of and Payment for Stock. The total number of shares of capital stock which the Company has authority to issue is 1,610,000,000 shares of which 1,600,000,000 shares shall be shares of common stock with no par value per share and 10,000,000 shares shall be shares of preferred stock with no par value per share. The shares may be issued by the Company from time to time as approved by its Board of Directors without the approval of the shareholders. The consideration for issuance of the shares shall be paid in full before their issuance. Neither promissory notes nor the promise of future services shall constitute payment or part payment for the issuance of shares of the Company. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Company or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and non-assessable.

B.                                Voting by Class or Series. Except as expressly provided in these Articles or in any resolutions of the Board of Directors designating and establishing the terms of any series of preferred stock, no holders of any class or series of capital stock shall have any right to vote as a separate class or series or to vote more than one vote per share. Notwithstanding the foregoing, the restriction on voting separately by class or series shall not apply to the extent that applicable law requires such voting, nor shall this restriction apply to any amendment to these Articles which would adversely change the specific terms of any class or series of capital stock as set forth in this Article II or in any resolution of the Board of Directors designating and establishing the terms of any series of preferred stock. For purposes of the preceding sentence, an amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving institution in a merger or consolidation for the Company, shall not be such an adverse change.

C.                                Common Stock. On matters on which holders of common stock are entitled to vote, each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

In the event of any liquidation, dissolution or winding up of the Company, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up of the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Company, to receive pro rata the remaining assets of the Company available for distribution, in cash or in kind.

Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

D.                               Preferred Stock. The authorized Preferred Stock shall be comprised of 10,000,000 shares no par value per share. The Board of Directors of the Company is authorized by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in one or more additional series by designating and establishing the terms of such a series. With respect to any such series, the Board of Directors is authorized to fix and state the voting powers, designations, preferences and

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relative, participating, optional or other special right of the shares of each such series and the qualifications, limitations and restrictions thereon, including, but not limited to, determination of any of the following:

(1)                         The distinctive serial designation and the number of shares constituting such series;

(2)                         The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(3)                         The voting powers, full, special or limited, if any, of shares of such series;

(4)                         Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

(5)                         The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company;

(6)                         Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

(7)                         Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and, if so convertible or exchangeable, the conversion price or prices, or the rate of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange; and

(8)                         Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial Preferred Stock.

Each share of each series of preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

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While the foregoing authorizes the Board of Directors, in establishing the terms of a series of Preferred Stock, to permit holders of that series of Preferred Stock to elect separately one or more directors, in no event shall the total number of directors separately elected by holders of one or more series of Preferred Stock equal or exceed fifty percent (50%) of the total number of authorized directors.

ARTICLE III

Preemptive Rights

The shareholders of the Company shall have no preemptive rights to acquire additional shares of the Company.

ARTICLE IV

Board of Directors

The Company shall be managed by a Board of Directors. The number of directors shall be stated in the Company’s Bylaws, provided, however, that such number shall be not less than five (5). There shall be three classes of elected directors designated as Class 1, Class 2, and Class 3 directors. Each class shall contain one-third of the total number of directors, as near as may be. The terms of the Class 1 directors shall expire at the first annual shareholders’ meeting after their election. The terms of the Class 2 directors shall expire at the second annual shareholders’ meeting after their election. The terms of the Class 3 directors shall expire at the third annual shareholders’ meeting after their election. At each annual shareholders’ meeting held thereafter, directors shall be chosen for a term of three years to succeed those whose terms expire. A vacancy on the Board of Directors may be filled by the Board in accordance with the applicable provisions of the Company’s Bylaws. A director elected to fill a vacancy shall be elected for a term of office continuing only until the next election of directors by shareholders.

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ARTICLE V

Removal of Directors

Any director may be removed by the shareholders only with good cause and in accordance with the applicable provisions of the Company’s Bylaws.

ARTICLE VI

Cumulative Voting

The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Company.

ARTICLE VII

Bylaws

The Board of Directors has the power to adopt, amend or repeal the Bylaws of the Company, subject to the concurrent power of the shareholders, by at least two-thirds affirmative vote of the shares of the Company entitled to vote thereon, to adopt, amend or repeal the Bylaws.

ARTICLE VIII

Shareholder Vote Required to Approve Substantial Business Transaction

If pursuant to the Washington Business Corporations Act the Company’s shareholders are required to approve a plan of merger, share exchange, or other disposition of all, or substantially all of the Company’s property, otherwise than in the usual and regular course of business (each of the foregoing, a “Substantial Business Transaction”), then (a) if two-thirds of the directors vote to recommend the Substantial Business Transaction to the shareholders, the Substantial Business Transaction shall be approved by each voting group entitled to vote thereon by a simple majority of all votes entitled to be cast by that group; (b) in all other cases where a shareholder vote is required by the Washington Business Corporation Act, such Act, as it may be amended, shall control.

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ARTICLE IX

Indemnification

The Company shall indemnify any individual made a party to a proceeding because that individual is or was a director of the Company and shall advance or reimburse the reasonable expenses incurred by such individual in advance of final disposition of the proceeding, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 of the Washington Business Corporation Act, or any other limitation that may hereafter be enacted to the extent such limitation may be disregarded if authorized by the articles of incorporation, to the full extent and under all circumstances permitted by applicable law.

ARTICLE X

Business Combinations

A.                              For the purposes of this Article X:

(1)                    The terms “Affiliate” and “Associate” shall have the meanings attached to them by Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any similar successor rule.

(2)                    The term “beneficial owner” and correlative terms shall have the meaning as set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any similar successor rule. Without limitation and in addition to the foregoing, any shares of Voting Stock of the Company which any Major Stockholder has the right to vote or to acquire (i) pursuant to any agreement, (ii) by reason of tenders of shares by shareholders of the Company in connection with or pursuant to a tender offer made by such Major Stockholder (whether or not any tenders have been accepted, but excluding tenders which have been rejected), or (iii) upon the exercise of conversion rights, warrants, options or otherwise, shall be deemed “beneficially owned” by such Major Stockholder.

(3)                    The term “Business Combination” shall mean:

(a)                        any merger or consolidation (whether in a single transaction or a series of related transactions, including a series of separate transactions with a Major Stockholder, any Affiliate or Associate thereof or any Person acting in concert therewith) of the Company or any Subsidiary with or into a Major Stockholder or of a Major Stockholder into the Company or a Subsidiary;

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(b)                       any sale, lease, exchange, transfer, distribution to stockholders or other disposition, including without limitation, a mortgage, pledge or any other security device, to or with a Major Stockholder by the Company or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets of the Company or a Subsidiary (including, without limitation, any securities of a Subsidiary);

(c)                        the purchase, exchange, lease or other acquisition by the Company or any of its Subsidiaries (in a single transaction or a series of related transactions) of all, substantially all or any Substantial Part of the assets or business of a Major Stockholder;

(d)                       the issuance of any securities, or of any rights, warrants or options to acquire any securities, of the Company or a Subsidiary to a Major Stockholder or the acquisition by the Company or a Subsidiary of any securities, or of any rights, warrants or options to acquire any securities, of a Major Stockholder;

(e)                        any reclassification of Voting Stock, recapitalization or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of Voting Stock of the Company or any Subsidiary which is beneficially owned by a Major Stockholder, or any partial or complete liquidation, spin off, split off or split up of the Company or any Subsidiary; provided, however, that this Section A(3)(e) shall not relate to any transaction of the types specified herein that has been approved by a majority of the Continuing Directors; and

(f)                          any agreement, contract or other arrangement providing for any of the transactions described herein.

(4)                    The term “Continuing Director” shall mean (i) a person who was a member of the Board of Directors of the Company immediately prior to the time that any then-existing Major Stockholder became a Major Stockholder, or (ii) a person designated (before initially becoming a director) as a Continuing Director by a majority of the then Continuing Directors. All references to a vote of the Continuing Directors shall mean a vote of the total number of Continuing Directors.

(5)                    The term “Major Stockholder” shall mean any Person which, together with its Affiliates and Associates and any Person acting in concert therewith, is the beneficial owner of five percent (5%) or more of the votes held by the holders of the outstanding shares of the Voting Stock of the Company, and any Affiliate or Associate of a Major Stockholder, including a Person acting in concert therewith. The term “Major Stockholder” shall not include a Subsidiary.

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(6)                    The term “other consideration to be received” shall include, without limitation, Voting Stock retained by the Company’s existing shareholders in the event of a Business Combination which is a merger or consolidation in which the Company is the surviving corporation.

(7)                    The term “Person” shall mean any individual, corporation, partnership or other person, group or entity (other than the Company, any Subsidiary or a trustee holding stock for the benefit of employees of the Company or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements). When two or more persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnerships, syndicate, association or group will be deemed a “Person.”

(8)                    The term “Subsidiary” shall mean any business entity fifty percent (50%) or more of which is beneficially owned by the Company.

(9)                    The term “Substantial Part,” as used in reference to the assets of the Company or any Subsidiary or of any Major Stockholder means assets having a value of more than five percent (5%) of the total consolidated assets of the Company and its Subsidiaries as of the end of the Company’s most recent fiscal year ending prior to the time the determination is made.

(10)              The term “Voting Stock” shall mean the stock or other securities entitled to vote upon any action to be taken in connection with any Business Combination or entitled to vote generally in the election of directors, including stock or other securities convertible into Voting Stock.

B.                                     Notwithstanding any other provisions of these Articles of Incorporation and except as set forth in Section C of this Article X, neither the Company nor any Subsidiary shall be a party to a Business Combination unless:

(1)                        The Business Combination was approved by the Board of Directors of the Company prior to the Major Stockholder involved in the Business Combination becoming such; or

(2)                        The Major Stockholder involved in the Business Combination sought and obtained the unanimous prior approval of the Board of Directors to become a Major Stockholder and the Business Combination was approved by a majority of the Continuing Directors; or

(3)                        The Business Combination was approved by at least eighty percent (80%) of the Continuing Directors of the Company; or

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(4)                        The Business Combination was approved by at least ninety-five percent (95%) of the outstanding Voting Stock beneficially owned by shareholders other than any Major Stockholder.

C.                               The approval requirements of Section B shall not apply if:

(1)                    The Business Combination is approved by at least the majority vote of the shares of the Voting Stock and the majority vote of the shares of the Voting Stock beneficially owned by shareholders other than any Major Stockholder; and

(2)                    All of the following conditions are satisfied:

(a)                        The aggregate of the cash and the fair market value of other consideration to be received per share (as adjusted for stock splits, stock dividends, reclassification of shares into a lesser number and similar events) by holders of the common stock of the Company in the Business Combination is not less than the higher of (i) the highest per share price (including brokerage commissions, soliciting dealers’ fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys’ fees) paid by the Major Stockholder in acquiring any of the Company’s common stock; or (ii) an amount which bears the same or a greater percentage relationship to the market price of the Company’s common stock immediately prior to the announcement of such Business Combination as the highest per share price determined in (i) above bears to the market price of the Company’s common stock immediately prior to the commencement of acquisition of the Company’s common stock by such Major Stockholder, but in no event in excess of two times the highest per share price determined in (i) above; and

(b)                       The consideration to be received in such Business Combination by holders of the common stock of the Company shall be, except to the extent that a stockholder agrees otherwise as to all or a part of his or her shares, in the same form and of the same kind as paid by the Major Stockholder in acquiring his Voting Stock.

(c)                        After becoming a Major Stockholder and prior to the consummation of such Business Combination, (i) such Major Stockholder shall not have acquired any newly issued shares of capital stock, directly or indirectly, from the Company or a Subsidiary (except upon conversion of convertible securities acquired by it prior to becoming a Major Stockholder or upon compliance with the provisions of this Article X or as a result of a pro rata stock dividend or stock split), and (ii) such Major Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other

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financial assistance or tax credits provided by the Company or a Subsidiary, or made any major changes in the Company’s business or equity capital structure; and

(d)                       A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, whether or not the Company is then subject to such requirements, shall be mailed to all shareholders of the Company for the purpose of soliciting shareholder approval of such Business Combination and shall contain on the front thereof, in a prominent place, (i) any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors may choose to state, and (ii) the opinion of a reputable national investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining shareholders of the Company. Such investment banking firm shall be engaged solely on behalf of the remaining shareholders, be paid a reasonable fee for their services by the Company upon receipt of such opinion, and be one of the so-called major bracket investment banking firms which has not previously been associated with such Major Stockholder and to be selected by a majority of the Continuing Directors.

D.                            During the time a Major Stockholder exists, a resolution to voluntarily dissolve the Company shall be adopted only upon: (1) the consent of all of the Company’s shareholders; or (2) the affirmative vote of at least two-thirds of the total number of directors, the affirmative vote of the holders of at least two-thirds of the shares of the Company entitled to vote thereon, and the affirmative vote of the holders of at least two-thirds of the shares of each class of shares entitled to vote thereon as a class, if any.

E.                              As to any particular transaction, the Continuing Directors shall have the power and duty to determine, on the basis of information known to them:

(1)                           The amount of Voting Stock beneficially held by any Person;

(2)                           Whether a Person is an Affiliate or an Associate of another;

(3)                           Whether a Person is acting in concert with another;

(4)                           Whether the assets subject to any Business Combination constitute a Substantial Part;

(5)                           Whether a proposed transaction is subject to the provisions of this Article; and

(6)                           Such other matters with respect to which a determination is required under this Article.

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Any such determination shall be conclusive and binding for all purposes of this Article.

The affirmative vote required by this Article is in addition to the vote of the holders of any class or series of stock of the Company otherwise required by law, these Articles of Incorporation, any resolution which has been adopted by the Board of Directors providing for the issuance of a class or series of stock or any agreement between the Company and any national securities exchange.

ARTICLE XI

Amendment

The Company may amend these Articles of Incorporation if approved by each voting group entitled to vote thereon by a simple majority of all the votes entitled to be cast by that voting group at any regular meeting or special meeting duly called for that purpose in the manner prescribed by its Bylaws, provided, however, that Article X may not be repealed or amended in any respect unless such action is approved by at least a ninety-five percent (95%) vote of the outstanding Voting Stock beneficially owned by shareholders other than any Major Stockholder, and provided further, that the board of Directors may, without shareholder approval, amend these Articles (i) to the extent permitted under the Washington Business Corporation Act or (ii) as necessary to designate the preferences, limitations, and relative rights of a class or series of shares of the Company prior to issuance of any shares in that class or series.

ARTICLE XII

Limitation of Liability

A director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for conduct as a director (“Protected Conduct”). However, Protected Conduct shall exclude (i) acts or omissions which involve intentional misconduct by the director or a knowing violation of law by the director, (ii) any conduct violating Section 23B.08.310 of the Revised Code of Washington, and (iii), any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If Washington law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by Washington law, as so amended. Any repeal or modification of this Article XII by the shareholders of the Company shall not adversely

11

affect any right or protection of a director of the Company existing at the time of such repeal or modification.

ARTICLE XIII

The street address of the registered office of the Company is:

1201 Third Avenue
15th Floor
Seattle, Washington 98101

and the name of the registered agent at that address is:

Marc R. Kittner

ARTICLE XIV

Special Meetings of Shareholders

Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the board of directors or by any other person or persons authorized to do so in the Company’s Bylaws. Notwithstanding RCW 23B.07.020(1) (b) or any other provision in these Articles or the Company’s Bylaws, a special meeting of the shareholders may be called by the shareholders only if the holders of at least twenty-five percent of all the votes to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Company’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

DATED at Seattle, Washington, on the 28th day of October, 1999.

WASHINGTON MUTUAL, INC.

By:	/s/ Kerry K. Killinger
Kerry K. Killinger
President, Chairman and Chief Executive Officer

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ARTICLES OF AMENDMENT

OF

WASHINGTON MUTUAL, INC.

(7.75% Series R Non-Cumulative Perpetual Convertible Preferred

Stock)

Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: The name of the Company is Washington Mutual, Inc.

SECOND: 3,000,000 shares of the authorized Preferred Stock of the Company are hereby designated “7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock”.

The preferences, limitations, voting powers and relative rights of the Series R Non-Cumulative Perpetual Convertible Preferred Stock are as follows:

DESIGNATION

Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “7.75% Series R Non-Cumulative Perpetual Convertible Preferred Stock” (the “Series R Preferred Stock”). The number of shares constituting such series shall be 3,000,000. The Series R Preferred Stock shall have no par value per share and the liquidation preference of the Series R Preferred Stock shall be $1,000 per share.

Section 2. Ranking. The Series R Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series N Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series R Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series R Preferred

Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or class or series of Junior Securities or Parity Securities without the consent of the Holders.

Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a)                “Agent Members” has the meaning set forth in Section 20(c).

(b)               “Articles of Amendment” means the Articles of Amendment of Washington Mutual, Inc. dated December 17, 2007.

(c)         “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended.

(d)               “Applicable Conversion Price” at any given time means the price equal to $1,000 divided by the Applicable Conversion Rate in effect at such time.

(e)                “Applicable Conversion Rate” means the Conversion Rate in effect at any given time.

(f)                 “Base Price” has the meaning set forth in Section 12.

(g)               “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

(h)         “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.

(i)          “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern.

(j)      “Common Stock” has the meaning set forth in Section 2.

(k)      “Company” means Washington Mutual, Inc., a Washington corporation.

(1)      “Conversion Agent” shall mean the Transfer Agent acting in its capacity as conversion agent for the Series R Preferred Stock, and its successors and assigns.

(m)      “Conversion Date” has the meaning set forth in Section 9(e)(i).

(n)      “Conversion Price” at any time means, for each share of Series R Preferred Stock, a dollar amount equal to $1,000 divided by the Conversion Rate (initially approximately $21.25).

(o)     “Conversion Rate” means for each share of Series R Preferred Stock, 47.0535 shares of Common Stock, subject to adjustment as set forth herein.

(p)     “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Rate pursuant to Section 13.

(q)      “Depositary” means DTC or its nominee or any successor depositary appointed by the Company.

(r)      “Dividend Payment Date” has the meaning set forth in Section 4(b).

(s)      “Dividend Period” has the meaning set forth in Section 4(b).

(t)     “Dividend Threshold Amount” has the meaning set forth in Section 13(a)(v).

(u)     “DTC” means The Depository Trust Company.

(v)     “Effective Date” means the date on which shares of the Series R Preferred Stock are first issued.

(w)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x)      “Exchange Property” has the meaning set forth in Section 14(a).

(y)      “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Rate pursuant to Section 13.

(z)     “Fundamental Change” means the occurrence, prior to any Conversion Date, of one of the following:

(i)      a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Company representing more than 50% of the voting power of the outstanding Common Stock;

(ii)      consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person immediately after the transaction; or

(iii)      the Common Stock ceases to be listed on a U.S. national securities exchange or another over-the-counter market in the United States (other than as a result of a transaction described in clause (ii) above);

provided, however, that a Fundamental Change with respect to clauses (i) and (ii) above will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change.

(aa)      “Global Preferred Stock” has the meaning set forth in Section 20(a).

(bb)      “Holder” means the Person in whose name the shares of the Series R Preferred Stock are registered, which may be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Series R Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(cc)      “Junior Securities” has the meaning set forth in Section 2.

(dd)     “Liquidation Preference” means, as to the Series R Preferred Stock, $1,000 per share.

(ee)      “Make-Whole Acquisition” means the occurrence, prior to any Conversion Date, of one of the following:

(i)      a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Company representing more than 50% of the voting power of the outstanding Common Stock; or

(ii)      consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property;

provided, however, that a Make-Whole Acquisition will not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or American Depositary Receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with a Make-Whole Acquisition.

(ff)      “Make-Whole Acquisition Conversion” has the meaning set forth in Section 11(a).

(gg)     “Make-Whole Acquisition Conversion Period” has the meaning set forth in Section 11(a).

(hh)    “Make-Whole Acquisition Effective Date” has the meaning set forth in Section 11(a).

(ii)      “Make-Whole Acquisition Stock Price” means the consideration paid per share of Common Stock in a Make-Whole Acquisition. If such consideration consists only of cash, the Make-Whole Acquisition Stock Price shall equal the amount of cash paid per share of Common Stock. If such consideration consists of any property other than cash, the Make-Whole Acquisition Stock Price shall be the average of the Closing Price per share of Common Stock on each of the 10 consecutive Trading Days up to, but not including, the Make-Whole Acquisition Effective Date.

(jj)      “Make-Whole Shares” has the meaning set forth in Section 11(b).

(kk)    “Mandatory Conversion Date” has the meaning set forth in Section 10(c).

(11)     “Notice of Mandatory Conversion” has the meaning set forth in Section 10(c).

(mm)   “Officer” means the Chief Executive Officer, the Chief Operating Officer, any Senior Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(nn)     “Officer’s Certificate” means a certificate of the Company, signed by any duly authorized Officer of the Company.

(oo)     “Parity Securities” has the meaning set forth in Section 2.

(pp)      “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(qq)     “Record Date” has the meaning set forth in Section 4(b).

(rr)      “Reference Price” means the price paid per share of Common Stock in a Fundamental Change. If the holders of shares of Common Stock receive only cash in the Fundamental Change, the Reference Price shall be the cash amount paid per share. Otherwise the Reference Price shall be the average of the Closing Price per share of Common Stock on each of the 10 Trading Days up to, but not including, the effective date of the Fundamental Change.

(ss)     “Registrar” shall mean the Transfer Agent acting in its capacity as registrar for the Series R Preferred Stock, and its successors and assigns.

(tt)      “Reorganization Event” has the meaning set forth in Section 14(a).

(uu)     “Series I Preferred Stock” means the shares of the Company’s Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(w)     “Series J Preferred Stock” means the shares of the Company’s Series J Perpetual Non-cumulative Fixed Rate Preferred Stock reserved for issuance.

(ww)   “Series K Preferred Stock” means the shares of the Company’s Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share.

(xx)     “Series L Preferred Stock” means the shares of the Company’s Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(yy)     “Series M Preferred Stock” means the shares of the Company’s Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(zz)      “Series N Preferred Stock” means the shares of the Company’s Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

(aaa)     “Series R Preferred Stock” has the meaning set forth in Section 1.

(bbb)     “Series RP Preferred Stock” means the shares of the Company’s Series RP Stock, par value of $.01 per share, reserved for issuance pursuant to the Rights Agreement, dated as of December 20, 2000, between the Company and Mellon Investor Services LLC.

(ccc)      “Trading Day” means a day on which the shares of Common Stock:

(i)    are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

(ii)      have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(ddd)     “Transfer Agent” means Mellon Investor Services LLC acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Series R Preferred Stock, and its successors and assigns.

(eee)     “Voting Parity Securities” has the meaning set forth in Section 15(b).

Section 4. Dividends. (a) From and after the Effective Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(c), and no more.

(b)               Subject to Section 4(a), dividends shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Dividend Payment Date”) commencing on March 15, 2008 or, if any such day is not a Business Day, the next Business Day. Each dividend will be payable to Holders of record as they appear in the records of the Company on the first day of the month in which the relevant Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month (each, a “Record Date”). Each period from and including a Dividend Payment Date (or the date of the issuance of the Series R Preferred Stock) to but excluding the following Dividend Payment Date is herein referred to as a “Dividend Period.”

(c)               Dividends, if, when and as declared by the Board of Directors, will be, for each outstanding share of Series R Preferred Stock, at an annual rate on the $1,000 per share liquidation preference of 7.75%. Dividends payable for a Dividend Period will be computed on the basis of a 360-day year of twelve 30-day months and, for any Dividend Period greater or less than a full Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on a Series R Preferred Stock paid later than the scheduled Dividend Payment Date.

(d)               Dividends on the Series R Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series R Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the Holders will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Company will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series R Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(e)               If full quarterly dividends on all outstanding shares of the Series R Preferred Stock for any Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities. If dividends for any Dividend Payment Date are not paid in full on the shares of the Series R Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Dividend Payment Date, then all dividends declared on shares of the Series R Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share on the shares of the Series R Preferred Stock and all such Parity Securities otherwise payable on such Dividend Payment Date (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

(f)                Payments of cash for dividends will be delivered to the Holder or, in the case of global certificates, through a book-entry transfer through DTC or any successor Depositary.

(g)               If a Conversion Date on which a Holder elects to convert Series R Preferred Stock is prior to the Record Date for any declared dividend for the Dividend Period, such Holder will not have the right to receive any declared dividends for that Dividend Period. If a Conversion Date on which a Holder elects to convert Series R Preferred Stock or the Mandatory Conversion Date is after the Record Date for any declared dividend and prior to the Dividend Payment Date, such Holder shall receive that dividend on the relevant Dividend Payment Date if such Holder was the Holder of record on the Record Date for that dividend. Notwithstanding the preceding sentence, whether or not such Holder was the Holder of record on the Record Date, the Holder must pay to the Conversion Agent upon conversion of the shares of Series R Preferred Stock an amount in cash equal to the full dividend actually paid on the Dividend Payment Date for the then-current Dividend Period on the shares being converted, unless the shares of Series R Preferred Stock are converted pursuant to Section 10, Section 11 or Section 12 hereof.

Section 5. Liquidation. (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $1,000 per share of Series R Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, the Holders will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Company.

(b)         In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series R Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

(c)         The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6. Maturity. The Series R Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.

Section 7. Redemptions. The Series R Preferred Stock shall not be redeemable either at the Company’s option or at the option of Holders at any time.

Section 8. Right to Convert. Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series R Preferred Stock into shares of Common Stock at the Applicable Conversion Rate per share of Series R Preferred Stock (subject to the conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares.

Section 9.  Conversion Procedures.

(a)         Effective immediately prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Series R Preferred Stock and such shares of Series R Preferred Stock shall cease to be outstanding, in each case, subject to the right of Holders to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to Section 8, Section 10, Section 11, Section 12, Section 14 or Section 16 hereof, as applicable.

(b)         No allowance or adjustment, except pursuant to Section 13, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date. Prior to the close of business on the Mandatory Conversion Date or any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series R Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series R Preferred Stock.

(c)         Shares of Series R Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series R Preferred Stock.

(d)         The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series R Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date or any applicable Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series R Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company or, in the case of global certificates, through book-entry transfer through the Depositary.

(e)                Conversion into shares of Common Stock will occur on the Mandatory Conversion Date or any applicable Conversion Date as follows:

(i)      On the Mandatory Conversion Date, certificates representing shares of Common Stock shall be issued and delivered to Holders or their designee upon presentation and surrender of the certificate evidencing the Series R Preferred Stock to the Conversion Agent if shares of the Series R Preferred Stock are held in certificated form, and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes. If a Holder’s interest is a beneficial interest in a global certificate representing Series R Preferred Stock, a book-entry transfer through the Depositary will be made by the Conversion Agent upon compliance with the Depositary’s procedures for converting a beneficial interest in a global security.

(ii)      On the date of any conversion at the option of Holders pursuant to Section 8, Section 11 or Section 12, if a Holder’s interest is in certificated form, a Holder must do each of the following in order to convert:

(A)      complete and manually sign the conversion notice provided by the Conversion Agent, or a facsimile of the conversion notice, and deliver this irrevocable notice to the Conversion Agent;

(B)                surrender the shares of Series R Preferred Stock to the Conversion Agent;

(C)                if required, furnish appropriate endorsements and transfer documents;

(D)               if required, pay all transfer or similar taxes; and

(E)           if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.

If a Holder’s interest is a beneficial interest in a global certificate representing Series R Preferred Stock, in order to convert a Holder must comply with paragraphs (C) through (E) listed above and comply with the Depositary’s procedures for converting a beneficial interest in a global security.

The date on which a Holder complies with the procedures in this clause (ii) is the “Conversion Date.”

(iii)      The Conversion Agent shall, on a Holder’s behalf, convert the Series R Preferred Stock into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (ii) above.

Section 10. Mandatory Conversion at the Company’s Option.

(a)         On or after December 18, 2012, the Company shall have the right, at its option, at any time or from time to time to cause some or all of the Series R Preferred Stock to be converted into shares of Common Stock at the then Applicable Conversion Rate if, for 20 Trading Days within any period of 30 consecutive Trading Days (including the last Trading Day of such period), ending on the Trading Day preceding the date the Company delivers a Notice of Mandatory Conversion, the Closing Price of the Common Stock exceeds 130% of the then Applicable Conversion Price of the Series R Preferred Stock.

(b)               If the Company elects to cause less than all of the Series R Preferred Stock to be converted under clause (a) above, the Conversion Agent shall select the Series R Preferred Stock to be converted by lot, on a pro rata basis or by another method the Conversion Agent considers fair and appropriate, including any method required by DTC or any successor Depositary (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Series R Preferred Stock is then traded or quoted). If the

Conversion Agent selects a portion of a Holder’s Series R Preferred Stock for partial mandatory conversion and such Holder converts a portion of its shares of Series R Preferred Stock, the converted portion will be deemed to be from the portion selected for mandatory conversion under this Section 10.

(c)     In order to exercise the mandatory conversion right described in this Section 10, the Company shall provide notice of such conversion to each Holder (such notice a “Notice of Mandatory Conversion”) or issue a press release for publication and make this information available on its website. The Conversion Date shall be a date selected by the Company (the “Mandatory Conversion Date”) and shall be no more than 20 days after the date on which the Company provides such Notice of Mandatory Conversion or issues such press release. In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion and press release shall state, as appropriate:

(i)     the Mandatory Conversion Date;

(ii)     the number of shares of Common Stock to be issued upon conversion of each share of Series R Preferred Stock; and

(iii)    the number of shares of Series R Preferred Stock to be converted.

Section 11.  Conversion Upon Make-Whole Acquisition.

(a)               In the event of a Make-Whole Acquisition, each Holder shall have the option to convert its shares of Series R Preferred Stock (a “Make-Whole Acquisition Conversion”) during the period (the “Make-Whole Acquisition Conversion Period”) beginning on the effective date of the Make-Whole Acquisition (the “Make-Whole Acquisition Effective Date”) and ending on the date that is 30 days after the Make-Whole Acquisition Effective Date and receive an additional number of shares of Common Stock in the form of Make-Whole Shares as set forth in clause (b) below.

(b)              The number of “Make-Whole Shares” shall be determined for the Series R Preferred Stock by reference to the table below for the applicable Make-Whole Acquisition Effective Date and the applicable Make-Whole Acquisition Stock Price:

Make-Whole Acquisition	Stock Price
Effective Date	$17.42	$18	$19	$20	$21	$22.5	$25	$27.5	$30	$35	$40	$50	$75	$100	$150
12/17/2007	10.3518	10.0182	9.4909	9.0164	8.5870	8.0146	6.9301	6.0271	5.3122	4.2519	3.5065	2.5315	1.3391	0.7867	0.2957
12/15/2008	10.3518	10.0182	9.4909	8.8877	8.2210	7.3636	6.2285	5.3658	4.6971	3.7169	3.0479	2.1939	1.1693	0.6942	0.2645
12/15/2009	10.3518	9.6391	8.7506	7.9822	7.3149	6.4651	5.3622	4.5419	3.9157	3.0400	2.4681	1.7647	0.9503	0.5718	0.2214
12/15/2010	10.3518	8.7339	7.8038	7.0020	6.3141	5.4400	4.3369	3.5444	2.9678	2.2153	1.7606	1.2470	0.6831	0.4190	0.1673
12/15/2011	10.3518	7.9063	6.8924	6.0099	5.2437	4.2824	3.0861	2.2864	1.7524	1.1682	0.8920	0.6270	0.3553	0.2248	0.0966
12/15/2012	10.3518	7.5718	6.4538	5.4498	4.5436	3.3464	1.6714	0.2498	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
Thereafter	10.3518	7.5718	6.4538	5.4498	4.5436	3.3464	1.6714	0.2498	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(i)       The exact Make-Whole Acquisition Stock Prices and Make-Whole Acquisition Effective Dates may not be set forth on the table, in which case:

(A)                    if the Make-Whole Acquisition Stock Price is between two Make-Whole Acquisition Stock Price amounts on the table or the Make-Whole Acquisition Effective Dates are between two dates on the table, the number of Make-Whole Shares will be determined by straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Make-Whole Acquisition Stock Price amounts and the two Make-Whole Acquisition Effective Dates, as applicable, based on a 365-day year;

(B)                     if the Make-Whole Acquisition Stock Price is in excess of $150.00 per share (subject to adjustment pursuant to Section 13 hereof), no Make-Whole Shares will be issued upon conversion of the Series R Preferred Stock; and

(C)                     if the Make-Whole Acquisition Stock Price is less than $17.42 per share (subject to adjustment pursuant to Section 13 hereof), no Make-Whole Shares will be issued upon conversion of the Series R Preferred Stock.

(ii)        The Make-Whole Acquisition Stock Prices set forth in the table above are subject to adjustment pursuant to Section 13 hereof and shall be adjusted as of any date the Conversion Rate is adjusted. The adjusted Make-Whole Acquisition Stock Prices will equal the Make-Whole Acquisition Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Make-Whole Acquisition Stock Prices adjustment and the denominator of which is the Conversion Rate as so adjusted. Each of the number of Make-Whole Shares in the table shall also be subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.

(c)     On or before the twentieth day prior to the date on which the Company anticipates consummating the Make-Whole Acquisition (or, if later, promptly after the Company discovers that the Make-Whole Acquisition will occur), a written notice shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Company. Such notice shall contain:

(i)      the date on which the Make-Whole Acquisition is anticipated to be effected; and

(ii)   the date, which shall be 30 days after the anticipated Make-Whole Acquisition Effective Date, by which the Make-Whole Acquisition conversion option must be exercised.

(d)          On the Make-Whole Acquisition Effective Date, another written notice shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Company. Such notice shall contain:

(i)       the date that shall be 30 days after the Make-Whole Acquisition Effective Date;

(ii)      the number of Make-Whole Shares;

(iii)     the amount of cash, securities and other consideration payable per share of Common Stock or Series R Preferred Stock, respectively; and

(iv)     the instructions a Holder must follow to exercise its conversion option in connection with such Make-Whole Acquisition.

(e)               To exercise a Make-Whole Acquisition Conversion option, a Holder must, no later than 5:00 p.m., New York City time on or before the date by which the Make-Whole Acquisition Conversion option must be exercised as specified in the notice delivered under clause (d) above, comply with the procedures set forth in Section 9(e)(ii).

(f)                If a Holder does not elect to exercise the Make-Whole Acquisition Conversion option pursuant to this Section 11, the shares of Series R Preferred Stock or successor security held by it will remain outstanding.

(g)               Upon a Make-Whole Acquisition Conversion, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Company or its successor as set forth in Section 9(d) above, deliver to the Holder such cash, securities or other property as are issuable with respect to Make-Whole Shares in the Make-Whole Acquisition.

(h)     In the event that a Make-Whole Acquisition Conversion is effected with respect to shares of Series R Preferred Stock or a successor security representing less than all the shares of Series R Preferred Stock or a successor security held by a Holder, upon such Make-Whole Acquisition Conversion the Company or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Company or its successors, a certificate evidencing the shares of Series R Preferred Stock or such successor security held by the Holder as to which a Make-Whole Acquisition Conversion was not effected.

Section 12.  Conversion Upon Fundamental Change.

(a)         If the Reference Price in connection with a Fundamental Change is less than the Applicable Conversion Price, a Holder may convert each share of Series R Preferred Stock during the period beginning on the effective date of the Fundamental Change and ending on the date that is 30 days after the effective date of such Fundamental Change at an adjusted conversion price equal to the greater of (1) the Reference Price and (2) $8.71, subject to adjustment as described in clause (b) below (the “Base Price”).

(b)        The Base Price shall be adjusted as of any date the Conversion Rate of the Series R Preferred Stock is adjusted pursuant to Section 13. The adjusted Base Price shall equal the Base Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Base Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

(c)         In lieu of issuing Common Stock upon conversion in the event of a Fundamental Change, the Company may at its option, and if it obtains any necessary regulatory approval, pay an amount in cash (computed to the nearest cent) equal to the Reference Price for each share of Common Stock otherwise issuable upon conversion.

(d)        On or before the twentieth day prior to the date on which the Company anticipates consummating the Fundamental Change (or, if later, promptly after the Company discovers that the Fundamental Change will occur), a written notice shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Company. Such notice shall contain:

(i)      the date on which the Fundamental Change is anticipated to be effected; and

(ii)      the date, which shall be 30 days after the anticipated effective date of a Fundamental Change, by which the Fundamental Change conversion option must be exercised.

(e)         On the effective date of a Fundamental Change, another written notice shall be sent by or on behalf of the Company, by first-class mail, postage prepaid, to the Holders as they appear in the records of the Company. Such notice shall contain:

(i)      the date that shall be 30 days after the effective date of the Fundamental Change;

(ii)      the adjusted conversion price following the Fundamental Change;

(iii)      the amount of cash, securities and other consideration payable per share of Common Stock or Series R Preferred Stock, respectively; and

(iv)      the instructions a Holder must follow to exercise its conversion option in connection with such Fundamental Change.

(f)                To exercise its conversion option upon a Fundamental Change, a Holder must, no later than 5:00 p.m., New York City time on or before the date by which the conversion option upon the Fundamental Change must be exercised as specified in the notice delivered under clause (e) above, comply with the procedures set forth in Section 9(e)(ii).

(g)              If a Holder does not elect to exercise its conversion option upon a Fundamental Change pursuant to this Section 12, the shares of Series R Preferred Stock or successor security held by it will remain outstanding.

(h)     Upon a conversion upon a Fundamental Change, the Conversion Agent shall, except as otherwise provided in the instructions provided by the Holder thereof in the written notice provided to the Company or its successor as set forth in Section 9(d) above, deliver to the Holder such cash, securities or other property as are issuable with respect to the adjusted conversion price following the Fundamental Change.

(i)     In the event that a conversion upon a Fundamental Change is effected with respect to shares of Series R Preferred Stock or a successor security representing less than all the shares of Series R Preferred Stock or a successor security held by a Holder, upon such conversion the Company or its successor shall execute and the Conversion Agent shall, unless otherwise instructed in writing, countersign and deliver to the Holder thereof, at the expense of the Company, a certificate evidencing the shares of Series R Preferred Stock or such successor security held by the Holder as to which a conversion upon a Fundamental Change was not effected.

Section 13. Anti-Dilution Adjustments.

(a)     The Conversion Rate shall be subject to the following adjustments.

(i)      Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Rate in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS1
OS0

Where,

OS0– the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS(1)  = the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Rate that would be in effect if such dividend or distribution had not been declared.

(ii)      Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Rate in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS1
OS0

Where,

OS0  = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS(1)      = the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Rate that would be in effect if such subdivision, split or combination had not been announced.

(iii)      Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + X
OS0 +Y

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X = the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y =  the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Rate shall be readjusted to such Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(iv) Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin - off transactions as described below), then the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 - FMV

Where,

SP0 =  the Current Market Price per share of Common Stock on such date.

FMV = the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In a “spin-off,” where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Rate will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Rate in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0+MPs
MP0

Where,

MP0 = the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs = the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(v)                           Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of the Common Stock does not exceed $0.15 in any fiscal quarter (the “Dividend Threshold Amount”), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Rate in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0
SP0 - DIV

Where,

SP0 =  the Closing Price per share of Common Stock on

the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

If an adjustment is required to be made as set forth in this clause as a result of a distribution (1) that is a regularly scheduled quarterly dividend, such adjustment would be based on the amount by which such dividend exceeds the Dividend Threshold Amount or (2) that is not a regularly scheduled quarterly dividend, such adjustment would be based on the full amount of such distribution.

The Dividend Threshold Amount is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this clause (v).

In the event that any distribution described in this clause (v) is not so made, the Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Rate which would then be in effect if such distribution had not been declared.

(vi)                             Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Rate in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

AC + (SP0 x OS1)
OS0 x SP0

Where,

SP0 = the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 = the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1= the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC =   the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(vii)                               Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any shares of the Series R Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(b)                          The Company may make such increases in the Conversion Rate, in addition to any other increases required by this Section 13, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(c)                           (i) All adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share (or, if there is not a nearest 1/10,000th of a share, to the next lower l/10,000th of a share) of Common Stock. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date, the Make-Whole Acquisition Effective Date or the effective date of a Fundamental Change, adjustments to the Conversion Rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(ii)                                 No adjustment to the Conversion Rate shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series R Preferred Stock, without having to convert the Series R Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series R Preferred Stock may then be converted.

(iii)                                   The Applicable Conversion Rate shall not be adjusted:

(A)                          upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(B)                            upon the issuance of any shares of the Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(C)                            upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series R Preferred Stock were first issued;

(D)                           for a change in the par value or no par value of the Common Stock; or

(E)                          for accrued and unpaid dividends on the Series R Preferred Stock.

(d)                                       Whenever the Conversion Rate is to be adjusted in accordance with Section 13(a) or Section 13(b), the Company shall: (i) compute the Conversion Rate in accordance with Section 13(a) or Section 13(b), taking into account the one percent threshold set forth in Section 13(c) hereof, and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth the Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Rate pursuant to Section 13(a) or Section 13(b), taking into account the one percent threshold set forth in Section 13(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Rate in accordance with Section 13(a) or Section 13(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Rate was determined and setting forth the revised Conversion Rate.

Section 14. Reorganization Events. (a) In the event of:

(i)                                any consolidation or merger of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(ii)                                 any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

(iii)                                   any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv)                                 any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 14(a), a “Reorganization Event”); each share of Series R Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, become convertible into the kind of securities, cash and other property receivable in such Reorganization Event by a holder of the shares of Common Stock that was not the counterparty to the Reorganization Event or an affiliate of such other party (such securities, cash and other property, the “Exchange Property”).

(b)                         In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election. The amount of Exchange Property receivable upon conversion of any Series R Preferred Stock in accordance with Section 8, Section 10, Section 11 or Section 12 hereof shall be determined based upon the Conversion Rate in effect on such Conversion Date.

(c)                          The above provisions of this Section 14 shall similarly apply to successive Reorganization Events and the provisions of Section 13 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

(d)                         The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14.

Section 15.  Voting Rights. (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 15.

(b)                           Holders will, in the circumstances and to the extent set forth in this Section 15(b), have the right to elect two directors.

(i)                                 If after the Effective Date the Company fails to pay, or declare and set aside for payment, full quarterly dividends on the Series R Preferred Stock or any other class or series of Parity Securities having similar voting rights (the “Voting Parity Securities”) for six Dividend Periods or their equivalent, whether consecutive or not, the authorized number of the Company’s directors will be increased by two. Subject to compliance with any requirement for regulatory approval of, or non - objection to, persons serving as directors, the Holders, voting together as a single and separate class with the holders of any outstanding Voting Parity Securities, will have the right to elect two directors in addition to the directors then in office at the Company’s next annual meeting of shareholders. This right will continue at each subsequent annual meeting until the Company pays dividends in full on the Series R Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and pays or declares and sets aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the conversion of all Series R Preferred Stock.

(ii)                                 The term of such additional directors will terminate, and the total number of directors will be decreased by two, at such time as the Company pays dividends in full on the Series R Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and declares and pays or sets aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the conversion of all Series R Preferred Stock. After the term of such additional directors terminates, the Holders will not be entitled to elect additional directors unless full quarterly dividends on the Series R Preferred Stock have again not been paid or declared and set aside for payment for six future Dividend Periods, whether consecutive or not.

(iii)                                  Any additional director elected by the Holders and the holders of the Voting Parity Securities may only be removed by the vote of the Holders of record of the outstanding Series R Preferred Stock and holders of the Voting Parity Securities, voting together as a single and separate class, at a meeting of the Company’s shareholders called for that purpose. Any vacancy created by the removal of any such director may be filled only by the vote of the Holders of the outstanding Series R Preferred Stock and the holders of the outstanding Voting Parity Securities, voting together as a single and separate class.

(c)                                       So long as any shares of Series R Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3 % of the shares of Series R Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Voting Parity Securities then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law:

(i)                                any amendment, alteration or repeal of any provision of the Company’s Amended and Restated Articles of Incorporation (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series R Preferred Stock so as to affect them adversely;

(ii)                                  any amendment or alteration of the Company’s Amended and Restated Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series R Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii)                                 the consummation of a binding share exchange or reclassification involving the Series R Preferred Stock or a merger or consolidation of the Company with another entity, except that Holders will have no right to vote under this provision or under Section 23B.11.035 of the Revised Code of Washington or otherwise under Washington law if in each case (x) the Series R Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (y) such Series R Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series R Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series R Preferred Stock or authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series R Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series R Preferred stock and, notwithstanding Section 23B.10.040(l)(a), (e) or (f) of the Revised Code of Washington or any other provision of Washington law, Holders will have no right to vote on such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series R Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

(d)                                     Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series R Preferred shall have been converted into shares of Common Stock.

Section 16. Fractional Shares.

(a)                                     No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series R Preferred Stock.

(b)                         In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 10 hereof or any conversion at the option of the Holder pursuant to Section 8, Section 11 or Section 12 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the effective date of conversion.

(c)                          If more than one share of the Series R Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series R Preferred Stock so surrendered.

Section 17. Reservation of Common Stock.

(a)                          The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series R Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series R Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Base Price. For purposes of this Section 17(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series R Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b)                         Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series R Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c)                          All shares of Common Stock delivered upon conversion of the Series R Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d)                         Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series R Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e)                           The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series R Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series R Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series R Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

Section 18. Transfer Agent, Registrar, Paying Agent And Conversion Agent. The duly appointed Transfer Agent, Registrar, paying agent and Conversion Agent for the Series R Preferred Stock shall be Mellon Investor Services LLC. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 19. Replacement Certificates.

(a)                           If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b)OT         If physical certificates are issued, the Company shall not be required to issue any certificates representing the Series R Preferred Stock on or after the Mandatory Conversion Date or applicable Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date or applicable Conversion Date, the Transfer Agent, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series R Preferred Stock formerly evidenced by the certificate.

Section 20. Form.

(a)                           Series R Preferred Stock shall be issued in the form of one or more permanent global shares of Series R Preferred Stock in definitive, fully registered form with a global legend in substantially the form attached hereto as Exhibit A (each, a “Global Preferred Stock”), which is hereby incorporated in and expressly made a part of these Articles of Amendment. The Global Preferred Stock may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The aggregate number of shares represented by each Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 20(a) shall apply only to a Global Preferred Stock deposited with or on behalf of the Depositary.

(b)                          The Company shall execute and the Registrar shall, in accordance with this Section, countersign and deliver initially one or more Global Preferred Stock that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to the Depositary or pursuant to instructions received from the Depositary or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.

(c)                           Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under these Articles of Amendment with respect to any Global Preferred Stock held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary or under such Global Preferred Stock, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock. The Depositary may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Series R Preferred Stock, these Articles of Amendment or the Articles of Incorporation.

(d)                          Owners of beneficial interests in Global Preferred Stock shall not be entitled to receive physical delivery of certificated shares of Series R Preferred Stock, unless (x) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Stock and the Company does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days or (z) the Company decides to discontinue the use of book-entry transfer through the Depositary. In any such case, the Global Preferred Stock shall be exchanged in whole for definitive shares of Series R Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation

Preference. Definitive shares of Series R Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(e)                                      (i) An Officer shall sign the Global Preferred Stock for the Company, in accordance with the Company’s bylaws and applicable law, by manual or facsimile signature.

(ii)                                    If an Officer whose signature is on a Global Preferred Stock no longer holds that office at the time the Transfer Agent countersigned the Global Preferred Stock, the Global Preferred Stock shall be valid nevertheless.

(iii)                                A Global Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns Global Preferred Stock. Each Global Preferred Stock shall be dated the date of its countersignature.

Section 21. Miscellaneous.

(a)                          All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at 1301 Second Avenue, Seattle, Washington 98101, Attention: Treasury Department, with a copy to the Company’s Legal Department at 1301 Second Avenue, Seattle, Washington 98101, Attention: Charles Edward Smith III or to the Transfer Agent at 480 Washington Blvd. Jersey City, NJ 07310, or other agent of the Company designated as permitted by this Certificate of Amendment, or (ii) if to any Holder or holder of shares of Common Stock, as the case may be, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series R Preferred Stock or the Common Stock, as the case may be), or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)                         The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series R Preferred Stock or shares of Common Stock or other securities issued on account of Series R Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series R Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series R Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

THIRD: These Articles of Amendment do not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: The date of these Articles of Amendment’s adoption is December 17, 2007.

FIFTH: These Articles of Amendment to the Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Company.

SIXTH: No shareholder action was required.

EXECUTED this 17th day of December, 2007.

WASHINGTON MUTUAL, INC.

By:	/s/ Robert J. Williams
	Name:	Robert J. Williams
	Title:	Senior Vice President &
Treasurer

[Articles of Amendment]

EXHIBIT A

FORM OF 7.75% SERIES R NON-CUMULATIVE CONVERTIBLE

PREFERRED STOCK

SEE REVERSE
FOR LEGEND

Number: [ ]

[ ] Shares

CUSIP NO.: [ ]

WASHINGTON MUTUAL, INC.

FACE OF SECURITY

This certifies that Cede & Co. is the owner of [   ] fully paid and nonassessable shares of the 7.75% Series R Non-Cumulative Convertible Preferred Stock, with no par value and a liquidation preference of $1,000 per share, of Washington Mutual, Inc., a corporation organized and existing under the laws of the State of Washington (the “Company”), transferable on the books of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Articles of Incorporation of the Company and all amendments thereto and the Amended and Restated Bylaws (copies of which are on file at the office of the Transfer Agent) to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed.

WASHINGTON MUTUAL, INC.

By:
Name:
Title::

By:
Name:
Title:

Dated:

Countersigned and Registered Mellon Investor Services LLC Transfer Agent and Registrar

By:
Authorized Officer

REVERSE OF SECURITY

WASHINGTON MUTUAL, INC.

The shares of 7.75% Series R Non-Cumulative Convertible Preferred Stock (the “Series R Preferred Stock”) have the preferences and privileges, conversion rights, dividend rights, liquidation preferences and such other rights and qualifications, limitations and restrictions as provided in the Articles of Amendment relating to the Series R Preferred Stock (the “Articles of Amendment”), in addition to those set forth in the Amended and Restated Articles of Incorporation of the Company (and all amendments thereto) and the Amended and Restated Bylaws, copies of which will be furnished by the Company to any holder without charge upon request to the Transfer Agent named on the face of this Certificate.

The Series R Preferred Stock are convertible into shares of common stock of the Company (“Common Stock”) at any time by holders of the Series R Preferred Stock, as provided in the Articles of Amendment. On or after December 18, 2012, the Company also has the right to cause some or all of the Series R Preferred Stock to be converted into the Common Stock, subject to certain conditions as provided in the Articles of Amendment. The preceding description is qualified in its entirety by reference to the Articles of Amendment, and the Company’s Amended and Restated Articles of Incorporation (and all amendments thereto) and the Amended and Restated Bylaws, copies of which will be furnished by the Company to any holder without charge upon request to the Transfer Agent named on the face of this Certificate.

Upon written request to the Secretary at 1301 Second Avenue, Seattle, Washington 98101, Attention: Corporate Secretary, the Company will furnish the holder of this Certificate without charge the designations, relative rights, preferences and limitations applicable to each class or series of authorized stock and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future classes or series.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES OF AMENDMENT. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

ASSIGNMENT

FOR VALUE RECEIVED, HEREBY SELL, ASSIGN AND TRANSFER UNTO

Please Insert Social Security or
Other Identifying Number of Assignee

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

SHARES OF THE CAPITAL STOCK REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT

ATTORNEY TO TRANSFER THE SAID STOCK ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED

NOTICE:
The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member of a Medallion Signature Program)

ARTICLES OF AMENDMENT

OF

WASHINGTON MUTUAL, INC.

(Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock)

Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation:

FIRST: The name of the Company is Washington Mutual, Inc.

SECOND: 1,000 shares of the authorized preferred stock of the Company are hereby designated “Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock”.

The preferences, limitations, voting powers and relative rights of the Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock are as follows:

DESIGNATION

Section 1.                                               Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock” (the “Series N Preferred Stock”). The number of shares constituting such series shall be 1,000. The Series N Preferred Stock shall have no par value per share and the liquidation preference of the Series N Preferred Stock shall be $1,000,000.00 per share. Shares of the Series N Preferred Stock shall be issued if and only if a Conditional Exchange occurs.

Section 2.                                               Ranking.

The Series N Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Company’s Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock (the “Series I Preferred Stock”), the Company’s Series J Perpetual Non-cumulative Fixed Rate Preferred Stock (the “Series J Preferred Stock”), the Company’s Series K Perpetual Non-Cumulative Floating Rate Preferred Stock (the “Series  K Preferred Stock”), the Company’s Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock (the “Series L Preferred Stock”), the Company’s Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock (the “Series M Preferred Stock”) and with each other class or series of preferred stock established after the Designation Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series N Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class of capital stock outstanding or established after the Designation Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series N Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or series of Junior Securities and Parity Securities without the consent of the holders of the Series N Preferred Stock.

Section 3.                                   Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

(a)                               “3-Month USD LIBOR” means, with respect to any Dividend Period, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the first day of such Dividend Period, which appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, on the LIBOR Determination Date for such Dividend Period. If on any LIBOR Determination Date no rate appears on Reuters Screen LIBOR01 Page as of approximately 11:00 a.m., London time, the Company or an affiliate of the Company on behalf of the Company will on such LIBOR Determination Date request four major reference banks in the London interbank market selected by the Company to provide the Company with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the first day of such Dividend Period, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, 3-Month USD LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest ..00001 of 1%) of such quotations as calculated by the Company. If fewer than two quotations are provided, 3-Month USD LIBOR for such Dividend Period will be the arithmetic mean (rounded upward if necessary to the nearest .00001 of 1%) of the rates quoted as of approximately 11:00 am., New York time, on the first day of such Dividend Period by three major banks in New York City, New York selected by the Company for loans in U.S. dollars to leading European banks, for a three-month period commencing on the first day of such Dividend Period and in a principal amount of not less than $1,000,000.

(b)                              “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.

(c)                               “Common Stock” has the meaning set forth in Section 2.

(d)                              “Company” means Washington Mutual, Inc., a Washington corporation.

(e)                               “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the term remaining to the Dividend Payment Date in December 2017 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of perpetual preferred securities having similar terms as the Series N Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of the issuer of such preferred stock.

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(f)                                  “Comparable Treasury Price” means with respect to any Redemption Date the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

(g)                               “Conditional Exchange” means the automatic exchange of the Trust Securities into depositary shares representing an interest in the Series N Preferred Stock which occurs upon the written direction of the OTS upon or after the occurrence of an Exchange Event.

(h)                                   “Delaware Preferred Securities” means the Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Securities, Series 2007-B, liquidation preference $1,000 per security, issued or to be issued by Washington Mutual Preferred Funding LLC, a Delaware limited liability company.

(i)                                     “Designation Date” means October 25, 2007.

0)                                      “Dividend Payment Date” has the meaning set forth in Section 4(b).

(k)                                   “Dividend Period” has the meaning set forth in Section 4{b).

(I)                                     “Exchange Event” means the occurrence of any one of the following at a time as the Trust Securities are issued and outstanding:

(i)                                        WMB becomes undercapitalized

under the Prompt Corrective Action Regulations;

(ii)                                    WMB is placed into conservatorship or receivership; or

(iii)                               the OTS, in its sole discretion, directs an exchange of the Trust Securities into depositary shares representing an interest in the Series N Preferred Stock in anticipation of WMB becoming undercapitalized under the Prompt Corrective Action Regulations or of the OTS taking any supervisory action that limits the payment of dividends by WMB.

(m)                                 “Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company.

(n)                                     “Junior Securities” has the meaning set forth in Section 2.

(o)                                      “LIBOR Business Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

(p)                                      “LIBOR Determination Date” means, as to each Dividend Period, the date that is two LIBOR Business Days prior to the first day of such Dividend Period.

(q)                                      “OTS” means the Office of Thrift Supervision or any successor regulatory entity.

(r)                                          “Parity Securities” has the meaning set forth in Section 2.

(s)                                        “Primary Treasury Dealer” has the meaning set forth in Section 3(x).

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(t)                                     “Prompt Corrective Action Regulation” means 12 C.F.R. Part 565 as in effect from time to time, or any successor regulation.

(u)                                   “Rating Agencies” means, at any time, Standard & Poor’s Rating Services, a Division of the McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. and Fitch, Inc., but only in the case of each such agency if it is rating the relevant security, including the Delaware Preferred Securities at the relevant time or, if none of them is providing a rating for the relevant security, including the Delaware Preferred Securities at such time, then any “nationally recognized statistical rating organization” as that phrase is defined for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, which is rating such relevant security.

(v)                                    A “Rating Agency Event” occurs when the Company reasonably determines that an amendment, clarification or change has occurred in the equity criteria for securities such as the Delaware Preferred Securities of any Rating Agency that then publishes a rating for the Company which amendment, clarification or change results in a lower equity credit for the Company than the respective equity credit assigned by such Rating Agency to the Delaware Preferred Securities on the Designation Date.

(w)                                “Redemption Date” means any date that is designated by the Company in a notice of redemption delivered pursuant to Section 7.

(x)                                       “Reference Treasury Dealer” means each of the three primary U.S. government securities dealers (each, a “Primary Treasury Dealer”), as specified by the Company; provided that if any Primary Treasury Dealer as specified by the Company ceases to be a Primary Treasury Dealer, the Company will substitute for such Primary Treasury Dealer another Primary Treasury Dealer and if the Company fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

(y)                                      “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

(z)                                        A “Regulatory Capital Event” occurs when the Company determines, based upon receipt of an opinion of counsel, that there is a significant risk that the Delaware Preferred Securities will no longer constitute core capital of WMB for purposes of the capital adequacy regulations issued by the OTS as a result of a change in applicable laws, regulations or related interpretations after issuance of the Delaware Preferred Securities.

(aa)                                “Reuters Screen LIBOR01 Page” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates comparable to the London Interbank Offered rate for U.S. dollar deposits).

(bb)                              “Series I Preferred Stock” has the meaning set forth in Section 2.

(cc)                                “Series J Preferred Stock” has the meaning set forth in Section 2.

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(dd)                  “Series K Preferred Stock” has the meaning set forth in Section 2.

(ee)                    “Series L Preferred Stock” has the meaning set forth in Section 2.

(ff)                         “Series M Preferred Stock” has the meaning set forth in Section 2.

(gg)                   “Series N Preferred Stock” has the meaning set forth in Section 1.

(hh)                         “Ten-Year Date” means the Dividend Payment Date in December 2017, and the Dividend Payment Date of each tenth succeeding year (i.e., December 2027, December 2037, etc.) assuming in each case that the Series N Preferred Stock has been issued.

(ii)                                  “Treasury Rate” means the rate per year equal to the quarterly equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the relevant Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the relevant Redemption Date.

(jj)                                   “Trust Securities” means the Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities, liquidation preference $100,000 per security, issued by Washington Mutual Preferred Funding Trust IV, a Delaware statutory trust.

(kk)                             “Voting Parity Securities” has the meaning set forth in Section 8(b).

(II)                                 “WMB” means Washington Mutual Bank, a federal savings association and a subsidiary of the Company, or its successor.

Section 4.                                            Dividends.

(a)                                 Holders of shares of Series N Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(c), and no more.

(b)                                 Subject to Section 4(a), dividends shall be payable in arrears on March 15, June 15, September 15 and December 15 of each year commencing on the first such day after the issuance of the Series N Preferred Stock or, in each case, if any such day is not a Business Day, the next Business Day (each, a “Dividend Payment Date”). Each dividend will be payable to holders of record as they appear on the stock books of the Company on the first day of the month in which the relevant Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month. Each period from and including a Dividend Payment Date (or the date of the issuance of the Series N Preferred Stock) to but excluding the following Dividend Payment Date (or the Redemption Date) is herein referred to as “Dividend Period”, except that, if the Series N Preferred Stock is outstanding on December 15, 2017, the Dividend Period ending in December 2017 shall be to but excluding December 15, 2017 (whether or not a Business Day) and the Dividend Period ending in March 2018 shall commence on December 15, 2017 (whether or not a Business Day).

(c)                                 If the date of issuance of the Series N Preferred Stock is prior to the day immediately preceding December 15, 2017, or if December 15, 2017 is not a Business Day, the

5

first Business Day after December 15, 2017, then from such date of issuance to but not including December 15, 2017 (whether or not a Business Day), dividends, if, when and as declared by the Board of Directors, will be, for each outstanding share of Series N Preferred Stock, at an annual rate of 9.75% on the per share liquidation preference of the Series N Preferred Stock. From the later of the (i) December 15, 2017 and (ii) the date of issuance of the Series N Preferred Stock, dividends, if, when and as declared by the Board of Directors, will be, for each outstanding share of Series N Preferred Stock, at an annual rate on the per share liquidation preference of the Series N Preferred Stock equal to 3-Month USD LIBOR for the related Dividend Period plus 4.723%. Dividends payable for any Dividend Period greater or less than a full Dividend Period will be computed on the basis of twelve 30-day months, a 360-day year, and the actual number of days elapsed in the period if such Dividend Period ends in or prior to December 2017; thereafter dividends payable for any period greater or less than a full dividend period will be computed on the basis of the actual number of days in the relevant period divided by 360. No interest will be paid on any dividend payment of the Series N Preferred Stock.

(d)                               Dividends on the Series N Preferred Stock are non-cumulative. If the Board of Directors does not declare a dividend on the Series N Preferred Stock or declares less than a full dividend in respect of any Dividend Period, the holders of the Series N Preferred Stock will have no right to receive any dividend or a full dividend, as the case may be, for the Dividend Period, and the Company will have no obligation to pay a dividend or to pay full dividends for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period with respect to the Series N Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

(e)                                If full dividends on all outstanding shares of the Series N Preferred Stock for any Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its equity capital securities during the next succeeding Dividend Period, except dividends in connection with the Series RP Preferred Stock or other shareholders’ rights plan, if any, or dividends in connection with benefit plans.

Section 5.                                            Liquidation.

(a)                                In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the holders of Series N Preferred Stock at the time outstanding shall be entitled to receive liquidating distributions in the amount of $1,000,000 per share of Series N Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon for the current Dividend Period to and including the date of such liquidation, out of assets legally available for distribution to its shareholders, before any distribution of assets is made to the holders of Common Stock or any securities ranking junior to the Series N Preferred Stock. After payment of the full amount of such liquidating distributions, the holders of Series N Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remaining assets of, the Company.

(b)                               In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series N Preferred Stock and the corresponding amounts payable on any other securities of equal ranking, the holders of Series N Preferred

6

Stock and the holders of such other securities of equal ranking shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

Section 6.                                          Maturity. The Series N Preferred Stock shall be perpetual unless redeemed by the Company in accordance with Section 7.

Section 7.                                           Redemptions.

(a)                                The Series N Preferred Stock shall not be redeemable at the option of the holders at any time.

(b)                               The Series N Preferred Stock shall be redeemable at the option of the Company in any of the following circumstances:

(i)                                        in whole but not in part, prior to the Dividend Payment Date in December, 2017 upon the occurrence of a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to the sum of:

(A)                           the greater of:

(1)                               $1,000,000 per share of Series N Preferred Stock and

(2)                               The sum of the present value of $1,000,000 per share of Series N Preferred Stock, discounted from the Dividend Payment Date in December, 2017 to the Redemption Date, and the present values of all undeclared dividends for each Dividend Period from the Redemption Date to and including the Dividend Payment Date in December, 2017 discounted from their applicable Dividend Payment Dates to the Redemption Date, in each case on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as calculated by an Independent Investment Banker, plus 1.00%; plus

(B)                             any declared but unpaid dividends to the Redemption Date;

(ii)                                      in whole but not in part, on any Dividend Payment Date prior to the Dividend Payment Date in December, 2017 for any reason other than the occurrence of a Rating Agency Event or a Regulatory Capital Event, at a cash redemption price equal to:

(A)                                    the greater of:

(1)                          $1,000,000 per share of Series N Preferred Stock, or

(2)                          the sum of the present value of $1,000,000 per share of Series N Preferred Stock discounted from the Dividend Payment Date in December, 2017 to the Redemption Date, and the present values of all undeclared dividends for the Dividend Periods from the Redemption Date to and including the Dividend Payment Date in

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December, 2017, discounted from their applicable Dividend Payment Dates to the Redemption Date, in each case on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as calculated by an Independent Investment Banker, plus 0.75%; plus

(B)                                  any declared but unpaid dividends to the Redemption Date;

(iii)                                  in whole but not in part, on any Dividend Payment Date after the Dividend Payment Date in December, 2017 that is not a Ten-Year Date, upon the occurrence of a Regulatory Capital Event or a Rating Agency Event, at a cash redemption price equal to $1,000,000 per share of Series N Preferred Stock, plus any declared and unpaid dividends to the Redemption Date;

(iv)                                in whole or in part, on each Dividend Payment Date that is a Ten-Year Date, at a cash redemption price of $1,000,000 per share of Series N Preferred Stock, plus any declared and unpaid dividends to the Redemption Date; and

(v)                                    in whole but not in part, on any Dividend Payment Date after the Dividend Payment Date in December, 2017 that is not a Ten-Year Date for any reason other than the occurrence of a Rating Agency Event or a Regulatory Capital Event, at a cash redemption price equal to:

(A)                            the greater of:

(1)                         $1,000,000 per share of Series N Preferred Stock, or

(2)                         the sum of the present value of $1,000,000 per share of Series N Preferred Stock, discounted from the next succeeding Ten-Year Date to the Redemption Date, and the present values of all undeclared dividends for the Dividend Periods from the Redemption Date to and including the next succeeding Ten-Year Date, discounted from their applicable Dividend Payment Dates to the Redemption Date, in each case on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the 3-Month USD LIBOR Rate applicable to the Dividend Period immediately preceding such Redemption Date (which 3-Month USD LIBOR Rate will also, for the purposes of calculating such redemption price, be the rate used in calculating the amount for each undeclared dividend), as calculated by an Independent Investment Banker; plus

(B)                              any declared but unpaid dividends to the Redemption Date;

in each case, without accumulation of any undeclared dividends with respect to Dividend Payment Dates prior to the Redemption Date.

(c)                                      Dividends will cease to accrue on the Series N Preferred Stock called for redemption on and as of the date fixed for redemption and such Series N Preferred Stock will be deemed to cease to be outstanding, provided that the redemption price, including any authorized and declared but unpaid dividends for the current Dividend Period, if any, to the Redemption Date, has been duly paid or provision has been made for such payment.

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(d)                              In the case of any redemption under this Section 7, notice shall be mailed to each holder of record of the Series N Preferred Stock, not less than 30 nor more than 60 days prior to the Redemption Date specified in such notice; provided, however, that a longer minimum notice may be agreed to by the Company, including in a deposit agreement relating to depositary shares representing interests in the Series N Preferred Stock. The notice of redemption shall include a statement of (i) the Redemption Date, (ii) the redemption price, and (iii) the number of shares to be redeemed.

(e)                               Any shares of Series N Preferred Stock redeemed pursuant to this Section 7 or otherwise acquired by the Company in any manner whatsoever shall become authorized but unissued preferred shares of the Company but such preferred shares shall not under any circumstances be reissued as Series N Preferred Shares. The Company shall from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series N Preferred Stock accordingly.

Section 8.                                            Voting Rights.

(a)                                 Holders of the Series N Preferred Stock will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 8.

(b)                                Holders of the Series N Preferred Stock will in the circumstances to the extent set forth in this Section 8(b), have the right to elect two directors.

(i)                                         If after the issuance of the Series N Preferred Stock the Company fails to pay, or declare and set aside for payment, full dividends on the Series N Preferred Stock or any other class or series of Parity Securities having similar voting rights (“Voting Parity Securities”) for six Dividend Periods or their equivalent, the authorized number of the Company’s directors will be increased by two. Subject to compliance with any requirement for regulatory approval of, or non-objection to, persons serving as directors, the holders of Series N Preferred Stock, voting together as a single and separate class with the holders of any outstanding Voting Parity Securities, will have the right to elect two directors in addition to the directors then in office at the Company’s next annual meeting of shareholders. This right will continue at each subsequent annual meeting until the Company pays dividends in full on the Series N Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and pays or declares and sets aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the redemption of all Series N Preferred Stock.

(ii)                                       The term of such additional directors will terminate, and the total number of directors will be decreased by two, at such time as the Company pays dividends in full on the Series N Preferred Stock and any Voting Parity Securities for three consecutive Dividend Periods or their equivalent and declares and pays or sets aside for payment dividends in full for the fourth consecutive Dividend Period or its equivalent or, if earlier, upon the redemption of all Series N Preferred Stock. After the term of such additional directors terminates, the holders of the Series N Preferred Stock will not be entitled to elect additional directors unless full dividends on the Series N Preferred Stock have again not been paid or declared and set aside for payment for six future Dividend Periods.

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(iii)                                Any additional director elected by the holders of the Series N Preferred Stock and the Voting Parity Securities may only be removed by the vote of the holders of record of the outstanding Series N Preferred Stock and Voting Parity Securities, voting together as a single and separate class, at a meeting of the Company shareholders called for that purpose. Any vacancy created by the removal of any such director may be filled only by the vote of the holders of the outstanding Series N Preferred Stock and Voting Parity Securities, voting together as a single and separate class.

(c)                                  So long as any shares of Series N Preferred Stock are outstanding, the vote or consent of the holders of at least 66 2/3% of the shares of Series N Preferred Stock at the time outstanding, voting as a class with all other classes and series of Parity Securities upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law:

(i)                                       any amendment, alteration or repeal of any provision of the Company’s Amended and Restated Articles of Incorporation (including the Articles of Amendment creating the Series N Preferred Stock) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series N Preferred Stock so as to affect them adversely;

(ii)                                    any amendment or alteration of the Company’s Amended and Restated Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series N Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

(iii)                                   the consummation of a binding share exchange or reclassification involving the Series N Preferred Stock or a merger or consolidation of the Company with another entity, except that holders of Series N Preferred Stock will have no right to vote under this provision or under §23B.11.035 of the Revised Code of Washington or otherwise under Washington law if in each case (x) the Series N Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series N Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Series N Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Series N Preferred Stock or authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Series N Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not be deemed to adversely affect the voting powers, preferences or special rights of the Series N Preferred stock and, notwithstanding §23B.10.040(1)(a), (e) or (f) of the Revised Code of Washington or any other provision of Washington law, holders of Series N Preferred Stock will have no right to vote on such an increase, creation or issuance.

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(d)                                   If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series N Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Section 9.                                            Certificates. The Company may at its option issue the Series N Preferred Stock without certificates.

THIRD: This amendment does not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: The date of this amendment’s adoption is October 24, 2007.

FIFTH: This amendment to the Amended and Restated Articles of Incorporation was duly adopted by the Board of Directors of the Company.

SIXTH: No shareholder action was required.

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EXECUTED this 24th day of October, 2007.

WASHINGTON MUTUAL, INC.

By:	/s/ Peter Freilinger
Name: Peter Freilinger
Title: Senior Vice President

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